UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dime Community Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 10, 2024
Dear Shareholder,
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”), which will be held on May 23, 2024 at 10:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. Shareholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2024. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. The Company’s Board of Directors has determined that an affirmative vote on the four matters to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” each of those matters. The directors and executive officers of the Company, as well as a representative of Crowe LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company’s independent registered public accounting firm for the year ending December 31, 2024, will be present at the Annual Meeting.
2023 was marked by the failure of several regional banks. Despite the industry-wide challenges precipitated by these failures, the Company continued to execute on our growth plan. Over the past 12 months we have made numerous hires on both the deposit and lending fronts, capitalizing on market disruption and positioning us for future success. In 2023, we added a new healthcare lending vertical and added numerous deposit-gathering teams. These franchise enhancing actions are starting to pay dividends, with a robust loan pipeline and strong growth in deposits in the early parts of 2024.
We have also been mindful of the overall operating environment and consciously operated the Company at a non-interest expense-to-assets ratio level that is far below our peer group. Managing expenses prudently is a Company-wide focus for management and the Board of Directors.
In 2023, we promoted Stuart H. Lubow to the role of Chief Executive Officer. Mr. Lubow’s appointment as CEO was a natural evolution of the role he had begun to play at the Company and his vision for growing and diversifying the Company should be a positive for all of our stakeholders over time. Since the announcement of his promotion (July 28th 2023) to the end of 2023, the Company’s stock price outperformed its peer group.
On behalf of our Board of Directors and employees, we thank you for your continued support and hope you participate in our virtual Annual Meeting.
Sincerely yours,

Kenneth J. Mahon	Stuart H. Lubow
Chairman of the Board	President and Chief Executive Officer

898 Veterans Memorial Highway Hauppauge, New York 11788
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 23, 2024
WHEN	VIRTUAL MEETING	RECORD DATE
May 23, 2024 10:00 a.m. ET	virtualshareholdermeeting.com/DCOM2024	March 28, 2024
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”) will be held virtually on Thursday, May 23, 2024 at 10:00 a.m. Eastern Time, to consider and vote upon the following:
Proposal		Board Recommendation
1.	The election of 12 directors to the Company’s Board of Directors, to hold office for a term of one year, and until their successors are elected and qualified;	FOR
2.	The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;	FOR
3.	Approval, by a non-binding advisory vote, of the compensation of the Company’s Named Executive Officers; and	FOR
4.	Approval of Additional Shares for the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan.	FOR
In addition, we will consider and take action on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.
The Board of Directors has fixed March 28, 2024 as the record date for the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available upon request for inspection by any shareholder for any lawful purpose germane to the Annual Meeting during the 10 days prior to the Annual Meeting and during the Annual Meeting.
By Order of the Board of Directors

Patricia M. Schaubeck Corporate Secretary
April 10, 2024	Hauppauge, New York
YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO VOTE BY INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE. VOTING IN ADVANCE OF THE MEETING WILL NOT PREVENT YOU FROM ATTENDING AND VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

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Table of Contents cont.
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DIME COMMUNITY BANCSHARES, INC.
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 23, 2024
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 10, 2024, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials to certain shareholders, containing instructions on how to access our proxy materials, including our Proxy Statement and annual report to shareholders, over the Internet and how to attend and vote at the Annual Meeting. Other shareholders received paper copies of our proxy materials. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, proxy card and annual report to shareholders are enclosed.
Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of the Annual Meeting. However, if you received such a Notice of Internet Availability of Proxy Materials and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to request paper copies.
If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.
The Notice of Meeting, Proxy Statement, annual report to shareholders and sample proxy card are available for review at www.ProxyVote.com. The Notice of Meeting, Proxy Statement and annual report are also available on the Company’s website at www.dime.com. Information on our website is not a part of this Proxy Statement or accompanying materials.
GENERAL INFORMATION
General
This Proxy Statement is being furnished to the shareholders of Dime Community Bancshares, Inc. (the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the shares of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), for use at the virtual Annual Meeting of Shareholders to be held on May 23, 2024 (the “Annual Meeting”) at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and/or a Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 10, 2024.
Record Date
The Company’s Board of Directors has fixed the close of business on March 28, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only shareholders of record at the close of business on March 28, 2024 will be entitled to vote at the Annual Meeting. There were 38,878,473 shares of Common Stock outstanding on the Record Date.
Annual Meeting Admission and Participation
You are entitled to attend and participate in the Annual Meeting only if you were a Company shareholder as of the Record Date or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission as described herein. If you do not comply with the procedures described herein for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting. Shareholders may participate in the Annual Meeting by visiting www. virtualshareholdermeeting.com/DCOM2024. To attend online and participate in the Annual Meeting, shareholders of record will need to use their control number on their Notice of Internet Availability of Proxy Materials or proxy card. Beneficial shareholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

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We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Shareholders may submit questions live during the meeting. Shareholders can also access copies of the Proxy Statement and annual report on the website.
SOLICITATION AND VOTING OF PROXIES
Voting During the Meeting
Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the Annual Meeting, by completing proxies online or by telephone, or, if they received printed copies of these materials, by mailing their proxy cards. Shareholders can vote via the Internet in advance of or during the Annual Meeting. Shareholders who attend the virtual Annual Meeting can vote during the meeting while the polls are open by clicking on the “Vote” button at www.virtualshareholdermeeting. com/DCOM2024 or submit questions during the Annual Meeting in the text box. Even if you plan to participate in the meeting, we recommend that you vote in advance by proxy, in case you later change your mind and determine not to participate in the meeting.
Voting Rights
Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share held on the Record Date. You may vote your shares of Common Stock in advance of the meeting by marking and signing your Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or Internet by following the instructions stated on your Notice of Internet Availability of Proxy Materials or Proxy Card or by attending and voting via the Internet during the Annual Meeting. All properly executed proxies received by the Company on or before 11:59 p.m. Eastern Time on May 22, 2024 will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR the election of each of the nominees for director, FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, FOR the approval of compensation of the Company’s Named Executive Officers (as defined herein), and FOR the approval of additional shares for the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan.
Management is not aware of any matters other than those set forth in the Notice of Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the person named in the proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company’s Board of Directors.
Quorum and Vote Required
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and with respect to the advisory proposal regarding the compensation of our Named Executive Officers. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the election of directors, the advisory vote regarding the compensation of our Named Executive Officers, and on the approval of additional shares for the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan, no votes will be cast on your behalf. These are referred to as “broker non-votes”. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.
The presence by proxy or attendance via webcast at the Annual Meeting of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.
Directors are elected by a plurality of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies as to which authority to vote for a nominee is marked “WITHHOLD.” Shareholders may not vote their shares cumulatively for the election of directors.
Proposals 2, 3, and 4 require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non- votes or proxies marked “ABSTAIN.”
Although the advisory vote on the compensation of Named Executive Officers (Proposal 3) is non-binding as provided by law, the Company’s Board of Directors will review the results of the vote and consider them in making future determinations concerning executive compensation.
Revocability of Proxies
A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company’s Corporate Secretary at 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788 or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by voting at the Annual Meeting.
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Solicitation of Proxies
The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company or its wholly-owned subsidiary Dime Community Bank (the “Bank”) by telephone or other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. The Company has hired Alliance Advisors to assist us in soliciting proxies and has agreed to pay a fee of $8,000, plus expenses, for their services.
Interests of Directors and Management in Certain Proposals
Shareholders will be asked to cast a non-binding advisory vote on Proposal 3 regarding compensation to the Company’s Named Executive Officers and to cast a vote on proposal 4 for the approval of additional shares for the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan. The results of such votes may influence future compensation decisions. As a result, the Company’s senior executives have personal interests in the outcome of the proposal that are different from the interests of the Company’s other shareholders. The Board was aware of these interests and took them into account in recommending that the shareholders vote in favor of Proposal 3 and Proposal 4.
Director Attendance at Annual Meetings
Although it has no official policy regarding director attendance at annual meetings, the Board of Directors considers attendance at shareholder meetings a priority. All of the Company’s directors attended the Annual Meeting of Shareholders held on May 25, 2023.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders of the Company
Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table sets forth, as of the Record Date, certain information as to the shares of Common Stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Common Stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Common Stock as of the Record Date. Except for the column titled “Percent of Outstanding Shares,” and as otherwise indicated, the information provided in the table was obtained from filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” includes the power to vote, or direct the voting of, Common Stock and “investment power” includes the power to dispose, or direct the disposition, of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

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Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Outstanding Shares(6)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,759,883(1)	14.8%
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, MD 21202	2,649,729(2)	6.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,459,856(3)	6.3%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	2,146,521(4)	5.5%
Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	2,030,332(5)	5.2%
(1) Represents the total shares of Common Stock beneficially owned by Blackrock, Inc. as described in the Schedule 13G/A filed on January 22, 2024 with the SEC.
(2) Represents the total shares of Common Stock beneficially owned by T. Rowe Price Investment Management, Inc. as described in the Schedule 13G filed on February 14, 2024 with the SEC.
(3) Represents the total shares of Common Stock beneficially owned by The Vanguard Group as described in the Schedule 13G/A filed on February 13, 2024 with the SEC.
(4) Represents the total shares of Common Stock beneficially owned by Dimensional Fund Advisors LP as described in the Schedule 13G/A filed on February 14, 2024 with the SEC.
(5) Represents the total shares of Common Stock collectively beneficially owned by Basswood Capital Management, L.L.C., Matthew Lindenbaum, Bennett Lindenbaum, and certain other persons as disclosed in the Schedule 13D/A filed on December 12, 2022 with the SEC and as otherwise disclosed to the Company.
(6) Based on the 38,878,473 total shares outstanding as of March 28, 2024.
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Security Ownership of Management
The following table sets forth information as of the Record Date with respect to the shares of Common Stock beneficially owned by each of the Company’s directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officer) of the Company (the “Named Executive Officers”), certain other executive officers, and all of the Company’s directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.
The Company’s Insider Trading and Confidentiality of Information Policy prohibits directors and executive officers from pledging Common Stock as collateral for any loan.
Name of Beneficial Owner	Position	Number of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares(2)
Kenneth J. Mahon	Director, Chairman of the Board	279,179(3)	*
Paul M. Aguggia	Director	10,832(4)	*
Rosemarie Chen	Director	28,052(5)	*
Michael P. Devine	Director	446,526(6)	1.1%
Judith H. Germano	Director	3,681(7)	*
Matthew A. Lindenbaum	Director	1,892,050(8)	4.9%
Stuart H. Lubow	Director, President and Chief Executive Officer	233,727(9)	*
Albert E. McCoy, Jr.	Director	205,477(10)	*
Raymond A. Nielsen	Director	42,856(11)	*
Joseph J. Perry	Director	53,479(12)	*
Kevin Stein	Director	27,216(13)	*
Dennis A. Suskind	Director	92,806(14)	*
Michael J. Fegan	Senior Executive Vice President and Chief Technology & Operations Officer	19,265(15)	*
Conrad J. Gunther	Senior Executive Vice President and Chief Lending Officer	68,128(16)	*
Avinash Reddy	Senior Executive Vice President and Chief Financial Officer	42,601(17)	*
Patricia M. Schaubeck	Executive Vice President and General Counsel	26,080(18)	*
All directors and executive officers as a group (22 persons)		3,551,478(19)	9.1%

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*  Represents less than 1%
(1) Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose).
(2) Based on the 38,878,473 total shares outstanding as of March 28, 2024 and the shares such person(s) has the right to acquire within 60 days of March 28, 2024.
(3) Includes 6,855 time-vested restricted stock awards over which Mr. Mahon has voting power.
(4) Includes 4,690 time-vested restricted stock awards over which Mr. Aguggia has voting power.
(5) Includes 5,593 time-vested restricted stock awards over which Ms. Chen has voting power.
(6) Includes 4,690 time-vested restricted stock awards over which Mr. Devine has voting power
(7) Includes 3,681 time-vested restricted stock awards over which Ms. Germano has voting power.
(8) Includes the total shares of Common Stock collectively beneficially owned by Matthew Lindenbaum and Basswood Capital Management, L.L.C, with respect to which Mr. Lindenbaum serves as Principal Managing Member and Portfolio Manager. As described in the Schedule 13D/A filed on December 12, 2022 with the SEC with respect to the Company’s Common Stock, each of Basswood Capital Management, L.L.C., Matthew Lindenbaum and Bennett Lindenbaum may be deemed to be part of a “group” with such other reporting persons. Includes 4,690 time-vested restricted stock awards over which Mr. Lindenbaum has voting power.
(9) Includes 21,742 time-vested restricted stock awards over which Mr. Lubow has voting power.
(10) Includes 4,690 time-vested restricted stock awards over which Mr. McCoy has voting power.
(11) Includes 4,690 time-vested restricted stock awards over which Mr. Nielsen has voting power.
(12) Includes 5,593 time-vested restricted stock awards over which Mr. Perry has voting power.
(13) Includes 5,593 time-vested restricted stock awards over which Mr. Stein has voting power.
(14) Includes 5,545 time-vested restricted stock awards over which Mr. Suskind has voting power.
(15) Incudes 7,016 time-vested restricted stock awards over which Mr. Fegan has voting power.
(16) Includes 9,591 time-vested restricted stock awards over which Mr. Gunther has voting power.
(17) Includes 10,171 time-vested restricted stock awards over which Mr. Reddy has voting power.
(18) Includes 6,779 time-vested restricted stock awards over which Ms. Schaubeck has voting power.
(19) Incudes 111,609 shares of time-vested restricted stock awards over which the directors/executive officers have voting power and 79,523 shares of executive management not listed above.
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PROPOSAL 1. — ELECTION OF DIRECTORS
General
The Company’s Board of Directors currently consists of twelve (12) members. Each director is elected annually to serve for a one-year term and until his or her successor shall have been elected and qualified. All members of the Board of Directors of the Company also serve on the Board of the Bank. In August 2023, Chief Executive Officer Stuart H. Lubow was appointed to the Board of Directors. In September 2023, Marcia Z. Hefter retired as a director of the Company and the Board appointed Judith H. Germano as her successor. In December 2023 Kevin M. O'Connor stepped down as a director of the Company. See “Recent Director Appointments," below.
Information as to Nominees
The Board of Directors has nominated the following directors to serve on the Board for a term to expire at the 2025 annual meeting of shareholders.
The business experience of each of the Company’s directors nominated to be elected as directors, as well as the qualifications, attributes and skills that led the Board of Directors to conclude that each director should serve on the Board are as follows:
Kenneth J. Mahon
Age: 73 Director since: 2021
Mr. Mahon is Chairman of the Board of Directors of the Company and the Bank. He was Executive Chair for an initial three-year period after the closing of the merger of Dime Community Bancshares, Inc. (“Legacy Dime”). and Bridge Bancorp, Inc. (“Legacy Bridge”) in February 2021 (the “Merger”), during which time he was also considered to be an “inside director” under SEC rules. He was a director of Legacy Dime since 2002 and served as its Chief Executive Officer beginning in 2017. He joined Legacy Dime in 1980, prior to which he was affiliated with two other New York area banks. Mr. Mahon served as a director of the Federal Home Loan Bank of New York from 2017 until 2023. Mr. Mahon’s extensive knowledge of the banking industry provides valuable insight and counsel to the Board.

Paul M. Aguggia
Age: 61 Director since: 2022
Mr. Aguggia has been a director of the Company since September 2022. He is currently a partner with the law firm of Holland & Knight LLP. Prior to joining Holland & Knight LLP in 2018, Mr. Aguggia was chairman and chief executive officer of Clifton Bancorp, Inc. from 2014 until its merger with Kearny Financial Corp. He also served as chairman of the law firm of Kilpatrick Townsend & Stockton LLP. Mr. Aguggia has extensive experience with banks and financial services companies through his over 30 years representing such clients on their most significant mergers and acquisitions and capital markets transactions, as well as on securities law, regulatory, and corporate governance matters, and through his service as an executive and a board member of a publicly held financial institution. Mr. Aguggia’s vast experience in the financial services industry and expertise in corporate law provide valuable knowledge to the Board.

Rosemarie Chen
Age: 57 Director since: 2021
Ms. Chen was appointed a director of the Company effective with the closing of the Merger. She previously served as a director of Legacy Dime since 2017. Ms. Chen is currently the Global Financial Services Practice Leader at Willis Towers Watson, a global advisory, broker, and solutions company where she has advised companies on strategic human capital issues along with leading initiatives relating to Fintech since 2016. Prior to joining Willis Towers Watson, Ms. Chen held senior executive roles with Deloitte Consulting (Senior Manager - 2013 to 2016) and Aon Hewitt/McLagan Partners (Head of US Infrastructure Services and Support - 2003 to 2012). Ms. Chen’s more than 20 years of experience in working across human capital management and technology in support of aligning business strategies with talent solutions are valuable resources to the Board.

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PROPOSAL 1.—ELECTION OF DIRECTIORS | General
Michael P. Devine
Age: 77 Director since: 2021
Mr. Devine was appointed a director of the Company effective with the closing of the Merger. He previously served as a director of Legacy Dime since 1980 and as Vice Chairman of the Board since 2014. Mr. Devine served as Chief Operating Officer from 1995 and as President and Chief Operating Officer from 1997 until 2014. Mr. Devine’s in-depth knowledge of the banking industry and Legacy Dime, obtained from his lifelong career in the industry, make him qualified to serve on the Board.

Judith H. Germano
Age: 54 Director since: 2023
Ms. Germano was appointed a director of the Company in September 2023. Ms. Germano, an attorney, is founder and lead counsel of Germano Law LLC, Montclair, New Jersey, a boutique law firm she founded in 2013. Ms. Germano primarily advises and represents public and privately held companies on cybersecurity, privacy, white-collar criminal, and regulatory compliance matters. She is a Distinguished Fellow at New York University's (“NYU”) Center for Cyber security, an Adjunct Professor of Law at NYU School of Law. and an Adjunct Professor at NYU Stern School of Business. Ms. Germano previously served with the U.S. Attorney's Office, District of New Jersey, for eleven years. including as Chief of the Economic Crimes Unit. Ms. Germano also worked with the global law firm of Shearman & Sterling LLP and served as a federal law clerk to judges on the U.S. Court of Appeals, Second Circuit, and the U.S. District Court, District of Connecticut. Ms. Germano’s expertise in cybersecurity, data privacy law, and risk management provide valuable insights and perspectives to the Board.

Matthew A. Lindenbaum
Age: 61 Director since: 2018
Mr. Lindenbaum is Principal, Managing Member and Portfolio Manager of Basswood Capital Management, LLC. He has been a director of the Company since 2018. Mr. Lindenbaum previously served as Vice Chairman of Community National Bank (“CNB”) and was a director at CNB from 2005 to 2015. He has also served as a director of Hudson Valley Holding Corp from 2014 to 2015. Mr. Lindenbaum is an experienced investor in community banks and his investor background and experience along with his service on the Board of Directors of other community banks are considered valuable attributes for service on the Board.

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PROPOSAL 1.—ELECTION OF DIRECTIORS | General
Stuart H. Lubow
Age: 66 Director since: 2023
Mr. Lubow is President and Chief Executive Officer of the Company and the Bank. Mr. Lubow was appointed a director of the Company in August 2023. Prior to the Merger, Mr. Lubow served as President and Chief Operating Officer of Legacy Dime. Prior to joining Legacy Dime in 2017, Mr. Lubow was a founder, Chairman, President, and Chief Executive Officer of Community National Bank from its inception in 2005 until its sale to the Company in June 2015. Prior to that, Mr. Lubow was founder, President, and Chief Executive Officer of Community State Bank, Executive Vice President and Chief Operating Officer of Garden State Bank, and Chief Operating Officer at Dollar Dry Dock Bank. Prior to Dollar Dry Dock Bank, Mr. Lubow held senior positions at various regional banks.

Albert E. McCoy, Jr.
Age: 60 Director since: 2008
Mr. McCoy is President of W. F. McCoy Petroleum Products Inc. and the McCoy Bus Company located in Bridgehampton, New York. He has been a director of the Company since 2008. As a local businessman, Mr. McCoy brings to the Board of Directors an extensive knowledge of local markets and the communities served by the Company.

Raymond A. Nielsen
Age: 73 Director since: 2013
Mr. Nielsen is a director of CVD Equipment Corp. and has been a director of the Company since 2013. He previously served as the Director of Finance for the Beechwood Organization and is the former Chief Executive Officer of Reliance Federal Savings Bank and Herald National Bank. Mr. Nielsen also served as a director of North Fork Bancorporation and its subsidiary, North Fork Bank, for 6 years where he chaired the Compensation and Audit Committees and also served as lead independent director. Mr. Nielsen’s extensive banking and real estate development experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

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PROPOSAL 1.—ELECTION OF DIRECTIORS | General
Joseph J. Perry
Age: 57 Director since: 2021
Mr. Perry was appointed a director of the Company effective with the closing of the Merger. He previously served as a director of Legacy Dime since 2005. Mr. Perry is currently a partner at Marcum LLP, a public accounting and consulting firm headquartered in New York, New York, where he has served as the Tax and Business Services Leader since 2006 and is a member of the Firm’s Executive Committee. Prior to joining Marcum LLP, Mr. Perry was a tax partner at one of the leading “Big 5” accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants. Mr. Perry’s more than 30 years of tax and accounting experience in the financial services industry are valuable resources to the Board.

Kevin Stein
Age: 62 Director since: 2021
Mr. Stein was appointed a director of the Company effective with the closing of the Merger. He previously served as a director of Legacy Dime since 2018. Since January 2024, Mr. Stein has been Managing Director of Klaros Capital, a division of advisory and investment firm Klaros Group. From June 2022 through December 2023, he served as an independent consultant. Mr. Stein was previously Chief Executive Officer and a director of EJF Acquisition Corp. which merged with Pagaya Technologies Ltd. in 2022. Prior to joining EJF Capital, Mr. Stein was CEO of Resolution Analytica, a Managing Director of the Financial Institutions Group of Barclays, a member of the leadership team of GreenPoint Financial Corporation, and an Associate Director of the Federal Deposit Insurance Corporation. Mr. Stein is lead independent director of Ocwen Financial Corporation. Mr. Stein’s more than 30 years of experience in finance and banking, and his banking regulatory knowledge, make him qualified to serve as a director.

Dennis A. Suskind
Age: 81 Director since: 2002
Mr. Suskind is a retired General Partner of Goldman Sachs & Co. and has been a director of the Company since 2002. Mr. Suskind is a director of the Chicago Mercantile Exchange and serves as a member on its Audit, Nominating and Governance, and Executive Committees, and is Chairperson of its Risk Committee. His considerable experience in investment banking, capital markets, and his service on the Board of Directors of another publicly traded company are valuable assets to the Board of Directors.

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It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting for the election of each of these nominees (other than proxies in which the vote is withheld as to any nominee). Each nominee has consented to being named in this Proxy Statement and to serve, if elected. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee would be unable to serve, if elected.
Independence of Nominees
The Board has determined that, except as to Mr. Lubow, each member of the Board is an “independent director” within the meaning of the corporate governance listing standards of the Nasdaq Stock Market. Mr. Lubow is not considered independent because he is an employee of the Company. In reaching independence determinations of other directors, the Board considered any loans outstanding that were made by the Bank to a director and any related transactions between the Company and a director. See “Certain Relationships and Related Transactions,” below.
Experience of Nominees
Each nominee for the Board of Directors brings relevant experience that provides sound oversight and guidance to management in developing corporate strategy, managing risk, and promoting an inclusive culture. Nominees for the Board possess the following skills, with “0” representing no skills and experience for that expertise, and “3” representing the highest level of skills and experience for that expertise, as determined by the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

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DIRECTOR NOMINATIONS
The Board of Directors has established a Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) for the selection of directors to be elected by the shareholders. Nominations of directors to the Board are recommended by the Corporate Governance Committee and determined by the full Board of Directors. The Board believes that it is appropriate to have the input of all directors with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate, and the needs of the Company with respect to Board membership.
The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. The Corporate Governance Committee coordinates annual performance evaluations for the Board of Directors. All nominees for director currently serve on the Board. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, or if it is determined that the existing skill level of the Board is not appropriate and a director replacement would fill any skill gaps, the Committee will solicit suggestions for director candidates from all Board members. The Corporate Governance Committee is authorized to retain search firm(s) to assist in the identification of candidates for director nominees. The Corporate Governance Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as directors and officers of the Company. Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees. The Corporate Governance Committee seeks a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to the Board, and to the Company and its shareholders. The Corporate Governance Committee annually assesses the skills of the directors in order to identify any skills gaps that might need to be addressed when searching for new director nominees. The Corporate Governance Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders.
The charter of the Corporate Governance Committee provides that diversity, inclusive of gender, race, and ethnicity shall be part of the selection criteria for determining the individuals to be considered for election and re-election to the Board. Further, the Corporate Governance Committee charter provides that the Corporate Governance Committee shall endeavor in good faith to include women and people of color in each candidate pool for a position on the Board. There are currently two women on the Board of Directors and one person of color.
Recent Director Appointments
In August 2023, newly appointed Chief Executive Officer (sometimes referred to herein as “CEO”) Stuart Lubow was appointed to the Board of Directors. Mr. Lubow's appointment coincided with then CEO Kevin O'Connor's stepping down as CEO of the Company effective August 31, 2023. Mr. O’Connor agreed to stay on the Board of Directors until December 31, 2023. Mr. O'Connor's separation from the Company is discussed in detail below under “Compensation Discussion and Analysis.” In September 2023, Lead Director Hefter retired from the Board of Directors. In accordance with the Company's Bylaws, Director Germano was appointed as Director Hefter's successor. Simultaneously, Director Suskind was appointed as Lead Director of the Board. See “Board Leadership Structure,” below. The Board utilized an outside firm for assistance in developing a pool of candidates to fill the Board seat vacated by Director Hefter. A list of twenty-four candidates was provided to the Company, out of which six were identified for screening. In addition to these six, three candidates were suggested by Board members, for a total of nine candidates. After discussing the strengths and weaknesses of each of the nine director candidates, it was agreed that Director Germano warranted further consideration and in-depth interviews as she possesses extensive experience in cybersecurity, which the Board identified as a skill set desirable for the Board. All directors were given the opportunity to meet with Director Germano. At the conclusion of this process, the Board concluded that Director Germano brings relevant skills that provide sound oversight and guidance in managing risk, and unanimously approved Director Germano as successor to Director Hefter.
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PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS
The Company’s Bylaws set forth the procedures for the submission of director nominees by shareholders. Shareholders can submit nominations for director by writing to our Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. As more fully set forth in the Company’s Bylaws, the submission must include the following information:
• A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board or is proposing business for the consideration by the shareholders of the Company;
• The name and address of the shareholder as they appear on the Company’s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);
• The name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);
• A statement of the candidate’s business and educational experience, detailed information about any relationship or understanding between the proposing shareholder and the candidate, and a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;
• Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
• A statement detailing any relationship or agreement between the proposing shareholder, the candidate and any customer, supplier or competitor of the Company or its affiliates; and
• A statement as to whether the shareholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
A shareholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788.
The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:
• Forward the communication to the director or directors to whom it is addressed;
• Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or
• Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
At each Board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.
CODE OF ETHICS
The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website, www.dime.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

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BOARD MEETINGS AND COMMITTEES
The following three standing committees facilitate and assist the Board in executing its responsibilities: the Audit Committee, the Compensation and Human Resources Committee (“Compensation Committee”) and the Corporate Governance Committee. The table below shows current membership for each of the standing Board committees.
Audit Committee	Compensation Committee	Corporate Governance Committee
Kevin Stein*	Rosemarie Chen*	Dennis A. Suskind*
Raymond A. Nielsen	Michael P. Devine	Michael P. Devine
Joseph J. Perry	Matthew A. Lindenbaum	Matthew Lindenbaum
Dennis A. Suskind	Albert E. McCoy, Jr.	Kevin Stein
* Committee Chairperson
In addition, the Company has a Board Compliance Risk, Enterprise Risk and Strategic Planning Committee. The Bank has a Board Credit Risk Committee. All of the Committees of the Board are comprised solely of independent directors.
The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company and the Bank generally hold ten regular meetings during the course of a year, but will meet more often as may be necessary. The Board of Directors of the Company and the Bank met 14 times during 2023. Except Director Suskind, no director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2023, including Board and Committee meetings of the Bank and the Company. Director Suskind was excused from several Board and Committee meetings due to medical issues.
BOARD LEADERSHIP AND RISK OVERSIGHT
Board Leadership Structure
The Chairman of the Company is Kenneth J. Mahon. The Chairman provides overall leadership to enhance the effectiveness and performance of the Board of Directors and acts as the primary spokesperson for the Board of Directors and, among other things, confers with the Chief Executive Officer on reviewing and developing strategic initiatives for the Company and on succession planning and key hiring and firing decisions. The Company believes that the current separation of the Chairman and Chief Executive Officer roles is good governance policy and enhances Board independence and oversight.
At the closing of the Merger, the Company implemented a three-year “Specified Period” that provided, in part, for the Board of Directors to be comprised of an equal number of Legacy Dime and Legacy Bridge directors, an Executive Chairman, who was the former CEO of Legacy Dime, and an independent Lead Director, who was the former chairman of Legacy Bridge. This structure provided for equal representation of both institutions, continuity of leadership and an independent lead director under Nasdaq exchange rules. With the expiration of the Specified Period in February 2024, and Executive Chairman Mahon deemed independent under Nasdaq rules, the Company has reverted to an independent Chairman of the Board and previous Executive Chairman Mahon filling that role. The Executive Chairman title and Lead Director role was eliminated with the expiration of the Specified Period and the presence of an independent Chairman.
The Role of the Board in Risk Oversight
In the ordinary course of business, the Company faces various strategic, operating, compliance, reputational, technological, cybersecurity and financial risks. Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its Committees, is responsible for the oversight of risk management. In its risk oversight role, the Board has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Enterprise Risk and Audit Committees assist the Board of Directors in its oversight of the Company’s corporate-wide risk management and in identifying, measuring, monitoring, and managing risks, and as to the Audit Committee in particular, material financial risks. The Enterprise Risk Committee of the Board is responsible for overseeing the Company’s risk management framework. It recommends to the Board for its approval the Company’s Risk Appetite Statement developed by management. The Risk Appetite Statement sets forth risk targets and tolerance ranges with respect to the amounts and types of risk that the Company is willing to accept. Key risk indicator limits and thresholds are measured and reported quarterly to the Enterprise Risk Committee. As part of its oversight of cybersecurity, the Enterprise Risk Committee receives quarterly updates from management with respect to the Company’s cybersecurity program, emerging cybersecurity risks, and status of operational changes meant to address cybersecurity risks. The Company’s Enterprise Risk Committee also receives regular reports from the Compliance Risk and Credit Risk Committees of the Board.
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The Compliance Risk Committee of the Board assists the Board in fulfilling its compliance oversight responsibilities regarding consumer protection and fair lending, the Community Reinvestment Act, and BSA/AML compliance by, among other things, approving and reviewing the effectiveness of the Bank’s compliance management system and overseeing the assessment and monitoring of the risks associated with the Bank’s consumer compliance and BSA/AML activities. The Credit Risk Committee of the Board assists the Board in fulfilling its credit risk management functions by, among other things, setting acceptable levels of credit risk and reviewing the effectiveness of management’s administration and monitoring of credit risk. The Strategic Planning Committee of the Board assists the Board in its oversight of the capital planning of the Company, which includes the operating expense budget and key business plan objectives. In addition, management has established management ALCO, Compensation and Benefits, Credit Risk, Enterprise Risk, Loan Approval, Regulatory Compliance Risk, and Technology committees to provide regular reports as to the actions taken by management to adequately address those risks.
THE AUDIT COMMITTEE
The Audit Committee consists of Directors Stein (Chairperson), Nielsen, Perry and Suskind. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:
• Retain, oversee and evaluate the independent registered public accounting firm to audit the annual consolidated financial statements of the Company;
• In consultation with the independent registered public accounting firm and the internal audit function, review the integrity of the Company’s financial reporting processes, both internal and external;
• Review the annual audited consolidated financial statements, quarterly financial statements and the independent registered public accounting firm’s report with management and the independent registered public accounting firm and recommend inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10-K;
• Review and discuss with the independent registered public accounting firm all significant relationships the independent registered public accounting firm has with the Company to determine and assess independence, qualification and performance;
• Review the internal audit function of the Company and the annual audit plan and ensure that the internal audit function adheres to the Institute of Internal Audit’s International Professions Practice Framework;
• Approve all engagements for audit and non-audit services by the independent registered public accounting firm; and
• Review the adequacy of the Audit Committee charter.
The Audit Committee met four times during 2023. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Directors Stein, Nielsen, and Perry are “Audit Committee Financial Experts” as that term is used in the rules and regulations of the SEC.
AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company’s website, www.dime.com.
Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.
In discharging its responsibilities, the Audit Committee has:
• Reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company’s audited consolidated financial statements for the year ended December 31, 2023;
• Reviewed and discussed with the Independent Registered Public Accounting Firm all matters required to be discussed under the applicable requirements of the PCAOB; and
• Received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm its independence from the Company.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the SEC. In addition, the Audit Committee selected Crowe LLP to be the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2024, subject to the ratification of this appointment by the shareholders.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.
The foregoing report has been furnished by Audit Committee members:
Kevin Stein, Chairperson
Raymond A. Nielsen
Joseph J. Perry
Dennis A. Suskind
THE COMPENSATION COMMITTEE
The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities relating to the compensation and benefits provided to the Company’s executive management and to review, administer, evaluate and recommend the benefit plans and overall compensation for the Company. The Compensation Committee met six times during 2023. The Compensation Committee consists of Directors Chen (Chairperson), Devine, Lindenbaum and McCoy, Jr. Each member of the Compensation Committee is considered independent as defined in the Nasdaq corporate governance listing standards. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website, www.dime.com.
The Compensation Committee’s responsibilities include, among other duties, the responsibility to:
• Establish, review, and modify from time to time as appropriate the overall compensation philosophy of the Company;
• Review, evaluate and recommend Company objectives relevant to the compensation of the Chief Executive Officer; review and evaluate CEO performance relative to established goals; and review, evaluate and recommend to the full Board of Directors, the CEO’s compensation, employment and severance agreement, including any change of control and indemnification provisions;
• Review, evaluate and recommend Company objectives relevant to the compensation of the Company’s other executive officers; review and evaluate such officers’ performance relative to established goals; and review, evaluate and determine such officers’ compensation, employment and severance agreements, including any change of control and indemnification provisions;
• Review, evaluate and recommend, in consultation with the Corporate Governance and Nominating Committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board;
• Administer the Company’s stock benefit plans; and
• Review and oversee incentive compensation arrangements of the Bank to ensure they are balanced relative to incentives and risk objectives.
Compensation recommendations for the CEO, Chief Financial Officer (“CFO”), Chief Lending Officer, Chief Technology Officer, and General Counsel are made by the Compensation Committee. Decisions regarding compensation, including equity and non-equity compensation, for the other officers are made under the authority of the Company’s CEO. In 2023, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division at Aon plc (otherwise known as McLagan) (“Aon”), an outside and independent national compensation consulting firm, to assist in the annual review of its compensation arrangements for the Named Executive Officers, the review of incentive compensation arrangements for other employee groups of the Bank, and to provide recommendations on the amount and form of director compensation. The fees paid to Aon for their services in 2023 totaled $155,640.
The Compensation Committee considered the independence of Aon, in light of SEC rules and Nasdaq listing standards. The Committee requested and received a report from Aon addressing the independence of Aon and its consultants, including the following factors: (1) other services provided to us by Aon; (2) fees paid by us as a percentage of Aon’s total revenue; (3) policies or procedures maintained by Aon that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Committee discussed these considerations and concluded that the work performed by Aon and its consultants involved in the engagements did not raise any conflict of interest and that Aon has served as an independent compensation consultant.
At the request of the Compensation Committee, Compensation Committee meetings are attended by the CEO. At each meeting, the Compensation Committee meets in executive session, which excludes executive management. The Compensation Committee’s Chairperson reports the Committee’s recommendations on executive compensation to the Board.
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Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee, or former members who served during 2023, is, or was, an officer of the Company. During the year ended December 31, 2023, the Company had no “interlocking” relationships in which any executive officer of the Company is a member of the board of directors or compensation committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors or Compensation Committee.
THE CORPORATE GOVERNANCE COMMITTEE
The Corporate Governance Committee is appointed by the Board of Directors to assist the Board in developing corporate governance principles applicable to the Company and to recommend nominees for directorships and committee memberships to the Board. The Corporate Governance Committee met three times during 2023. The Corporate Governance Committee consists of Directors Suskind (Chairperson), Devine, Lindenbaum and Stein. Each member is considered independent as defined in the Nasdaq corporate governance listing standards. The Board has adopted a charter for the Corporate Governance Committee, which is available on the Company’s website, www.dime.com.
The Corporate Governance Committee’s responsibilities include, among other duties, the responsibility to:
• Review the size and composition of the Board from time to time and make recommendations to the Board regarding such assessments;
• Develop, adopt and recommend to the Board criteria for the selection of individuals to be considered for election or re-election to the Board;
• Recommend to the Board nominees to stand for election by the shareholders at the annual meeting;
• Review status and independence of a director if there is change in such director’s employment or third-party responsibilities;
• Review Board committees and recommend to the Board the number, identity and responsibilities of Board committees and the Chairperson of such committees, as well as the directors designated to serve as members of such committees;
• Review and approve all related-party transactions, including transactions between the Company and a related person as defined in Item 404 of Regulation S-K;
• Review, evaluate and recommend, in conjunction with the Compensation Committee and the Chairman of the Board, succession planning and management development for executive officers, including the CEO;
• In consultation with the Chief Executive Officer and the executive management of the Company, develop and assist in the implementation of appropriate director education and training programs for the Board; and
• Monitor the Company’s Environmental, Social and Governance activities.
DIRECTOR COMPENSATION
General
The Compensation and Governance Committees recommend Board compensation to the Board for its approval. The Company set non-employee director pay in 2021 upon the closing of the Merger. A review was performed of the compensation practices of a group of comparable institutions. At that time, the total amount of non-employee director compensation was positioned at between the 50th and 75th percentile of the comparison group. Consistent with a majority of the comparison group, non-employee director compensation was paid 55% in cash and 45% in restricted stock to vest one year after grant. In addition, Board Committee chair retainer fees were set at competitive levels. Consistent with the practice of the comparison group, no fees were paid for attendance at Board and Committee meetings. The directors’ compensation program is reviewed annually. Other than the elimination of chair retainers for several Committees as described below, under “Compensation Paid to Board Members in 2023,” Board compensation has remained unchanged since 2021 keeping in mind the overall economic environment and the Board’s focus on expense discipline.
Compensation Paid to Board Members in 2023
All members of the Board of Directors of the Company also serve on the Board of the Bank. For fiscal year 2023, each outside non-employee director received an annual retainer fee of $130,000. The Chairman of the Board of Directors received an additional annual retainer of $60,000 and the Lead Director of the Board of Directors received an additional annual retainer of $25,000. The Chairpersons of the Audit, Compensation, and Enterprise Risk Committees received an annual Committee chair retainer of $25,000 and the Chairperson of the Corporate Governance Committee received an annual Committee chair retainer of $15,000. No Committee chair retainer was paid if the chair was also the Lead Director. Retainers for the compliance risk, credit risk and strategic planning Committees were eliminated in 2023. As previously noted, the position of Lead Director, along with the associated retainer, was also eliminated in February 2024. All retainers were paid 55% in cash and 45% in Common Stock (See, “Directors’ Stock Purchase Program,” below). The Company’s 2021 Equity Incentive Plan limits compensation to a non-employee director to $250,000 per year, inclusive of the grant date fair value of equity awards plus the amount of any cash-based compensation paid to the non-employee director. See “Director Summary Compensation Table,” below.

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Directors’ Stock Purchase Program
The Company maintains the Dime Community Bancshares, Inc. Directors’ Stock Purchase Program (the “DSPP”). The DSPP permits outside directors to receive, in the form of Common Stock, all or any portion of Board, Committee Chair or Lead Director retainers that are otherwise payable in cash. Any election must be made during a period when open market trading is permitted and can only be changed or revoked during a similar period. All elections and changes are subject to Compensation Committee or Board approval. Elections are limited to a specific calendar year, and, therefore, must be renewed and approved by the Compensation Committee or Board each year. Under the DSPP, cash compensation is converted into shares of Common Stock based on the closing price of the Common Stock on the Nasdaq Stock Market on the date on which the cash compensation would otherwise be paid. Ms. Chen and Mr. Perry participated in the DSPP during the year ended December 31, 2023.
Director Summary Compensation Table
The following table sets forth information pertaining to the compensation paid to non-employee directors for the fiscal year ended December 31, 2023:
Name(1)	Fees Earned or Paid in Cash	Stock Awards	Total
Kenneth J. Mahon	$104,500	$85,500(5)	$190,000
Paul M. Aguggia	$71,500	$58,500(6)	$130,000
Rosemarie Chen	$85,250	$69,750(7)	$155,000
Michael P. Devine	$71,500	$58,500(6)	$130,000
Judith H. Germano(2)	$23,833	$29,250(8)	$53,083
Marcia Z. Hefter(3)	$49,500	$31,492(9)	$80,992
Matthew A. Lindenbaum	$71,500	$58,500(6)	$130,000
Albert E. McCoy, Jr.	$71,500	$58,500(6)	$130,000
Raymond A. Nielsen	$71,500	$58,500(6)	$130,000
Kevin M. O’Connor(4)	$43,333	—	$43,333
Joseph J. Perry	$85,250	$69,750(7)	$155,000
Kevin Stein	$85,250	$69,750(7)	$155,000
Dennis A. Suskind	$84,906	$68,625(10)	$153,531
(1) Stuart H. Lubow, the Company’s CEO, is not included in this table as he is a Named Executive Officer of the Company and did not receive additional compensation as a director.
(2) Director Germano commenced service as a director on September 28, 2023.
(3) Ms. Hefter ceased service as a director on September 28, 2023.
(4) During his tenure as CEO of the Company, from January 1, 2023 to August 31, 2023, Mr. O’Connor received no additional compensation for his service as a director. From September 1, 2023 to December 31, 2023, Mr. O’Connor received a pro rata payment, in cash, of the director’s annual retainer fee. Mr. O’Connor ceased service as a director on December 31, 2023.
(5) Value of 3,600 shares of restricted stock awarded on March 31, 2023.
(6) Value of 2,463 shares of restricted stock awarded on March 31, 2023.
(7) Value of 2,937 shares of restricted stock awarded on March 31, 2023.
(8) Value of 1,454 shares of restricted stock awarded on September 28, 2023.
(9) Upon her retirement on September 28, 2023, Ms. Hefter’s annual restricted stock award of 2,652 shares, granted on March 31, 2023, was pro-rated based on the amount of time she served on the Board in 2023. Ms. Hefter forfeited 1,326 shares of restricted stock and was paid cash in lieu thereof in the amount of $31,492, representing the value of the 1,326 forfeited shares of restricted stock.
(10) Value of 2,889 shares of restricted stock awarded on March 31, 2023.
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Board Diversity
Although the Board does not have a specific diversity policy, it recognizes that diverse representation on the Board serves to improve dialogue, decision-making, and culture in the boardroom. In recent years, our Corporate Governance Committee has focused on advancing continued diversity on the Board during refreshment activities by requiring that candidate pools include diverse individuals, including women and people of color, who meet the recruitment criteria. From the candidate pools, our Corporate Governance Committee will select our director candidates based on their qualifications and attributes as set forth above under, “Director Nominations.” Our director nominees include two women, or 17% of our Board, and a nominee identifying as more than one race.
Board Diversity Matrix (As of March 28, 2024)
Total Number of Directors	12
	Female	Male	Non-Binary	Did not Disclose Gender
Number of directors based on gender identity	2	9	-	1

Number of Directors Who Identify in Any of the Categories Below:

African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	9	-	-
Two or More Races or Ethnicities	1	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	1
Board diversity data is unchanged from March 31, 2023, the record date for our 2023 annual meeting.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
The Company believes it is of utmost importance to share the fundamental values that guide our daily operating approach, as well as our passion for serving our customers and our diversified markets. We are committed to actions that contribute to positive and sustainable results for all members of the markets we serve and the dedicated workforce on which we rely. The Company has published an Environmental, Social and Governance (“ESG”) report. The report highlights the Company’s policies, practices and strong commitment to the environment, its community and corporate governance. The report is available on the Company’s website, at https://investors.dime.com/esg.
Below are the various ways the Company and the Bank invest in their environment, social responsibility and corporate governance.
 Environmental Awareness
The Company recognizes the importance of commercially responsible business practices. We have undertaken numerous initiatives that align with environmental mindfulness and will continue to evolve our practices over time. Given the location of our market on an island with many shore communities, it is paramount that we protect our community by making environmentally sound and conscious decisions while ensuring stability for the economic health of the people we serve.
Digital Transformation
A new Online Account Opening platform was rolled out in 2023. Consumers now have the ability to open any Savings, Checking MMA or CD account online and through mobile channels. The enhanced digital experience offers real time funding and has an added benefit of enhanced KYC and Fraud prevention. The Bank also implemented an enhanced escrow management digital platform in 2023. The platform supports escrow management across various verticals and offers self-service for our sophisticated customers. In addition to improving the quality of the customer experience, these digital solutions allow the Bank to reduce its environmental footprint by a reduction in customer travel and a reduction in paper consumption.

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Facilities
The Company’s facilities team constantly searches for ways to reduce our carbon footprint while providing a comfortable and safe working environment.
• When performing renovations to branches and office space, the facilities team upgrades all office lighting to LED fixtures.
• The facilities team is responsible to ensure that all facilities are up to date according to safety compliance requirements and internal wellness initiatives.
• The vendor selection process requires the consideration of environmentally sound practices of potential partners.
• A hybrid work schedule for all corporate employees reduces gasoline consumption and emission.
Partnerships and Investments
The Company supports third parties whose mission is to improve, preserve and protect our environment.
• Bank employees and family members actively volunteer at the Moriches Bay Oyster farming project. Moriches Bay Project is a grassroots organization that strives to protect and conserve the bays on Long Island as well as improve water quality.
• The Company partnered with the Community Development Corporation of Long Island on a septic tank loan program. The Bank provided no interest loans to homeowners to upgrade their septic systems.
 Social Commitment
We believe that investment in our people and communities is key to building meaningful, lasting relationships that facilitate success for our employees, customers and communities.
Diversity and Inclusion
The Company celebrates diversity and encourages diversity and inclusion throughout the organization.
• The Bank has formed a management Diversity & Inclusion Committee, which periodically reports to the Compensation Committee.
• Formation of Affinity Groups throughout the organization, such as Women’s Affinity Group, Hispanic & Latinx Affinity Group, African American & Caribbean Affinity Group, Asian American & Pacific Islander, and the Pride & Allies Affinity Group.
• 35% of the Bank’s senior management team is female.
• 2 of the Company’s 12 directors are women.
• 1 director is a person of color.
Employee Health and Wellness
The Company provides tools and resources to promote the health and safety of our employees.
• The Bank’s Employee Assistance Program offers confidential counseling to employees from professionals with experience in physical and mental health, financial and social issues.
• The Bank maintains the Healthier Together program through the Bank’s intranet that promotes various wellness topics. Past topics have included mental health, nutrition, and heart health.
• The Bank offers a generous benefits program for its employees, including health, dental and vision insurance, personal time off, 401(k) program, health saving accounts, flexible spending accounts, employee stock purchase plan, disability and life insurance, commuter cost reduction plan, and tuition assistance programs.
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Employee Development
The Company is committed to offering employees a variety of opportunities to enhance their skills, develop their knowledge and expand their professional capacities.
• Internal training provided to help employees succeed.
• Educational Assistance Program provides employees assistance with tuition reimbursement.
• Internal mobility is promoted throughout the organization and all employees have opportunities for growth/promotion after 6 months of employment.
Regulatory Recognition
• The Bank received an “Outstanding” rating in its most recent Federal Reserve Bank Community Reinvestment Act (“CRA”) examination.
• The Federal Reserve noted that the Bank helped conduct over 150 seminars during the examination period in partnership with local not-for-profits covering financial literacy, home ownership, small business, and workforce development.
Service and Volunteerism
• During 2022-2023, the Bank volunteered with over 40 unique organizations in 100 individual events.
• Over 60 Bank officers serve on not-for-profit boards.
Economic Assistance
• The Bank has a goal of investing at least 10% of Tier 1 Capital in CRA qualified investments. At 12/31/23, CRA qualified investments represented 17% of Tier 1 Capital.
• In 2023 the Bank made 27 community development loans totaling $234,151,500.
• The Bank participates in the Fannie Mae HomeReady and SONYMA first-time homebuyers programs to provide assistance to first-time homebuyers.
• The Bank partners with the FHLBNY to offer grants to income-qualified first-time homebuyers.
• In 2022 the Bank started a small business loan program providing loans for as little as $25,000. In 2023, the Bank originated over 50 of these loans totaling $4,574,700.
• The Bank partners with various groups in providing fair access to capital: NYC-based CDFI Accompany Capital, the Urban League of Long Island, Brooklyn PowerUp sponsored by the Brooklyn Public Library, and 1010 WINS Small Business Challenge.
• During 2022-2023 the Bank issued 73 mortgages to low and moderate-income communities and customers.
 Governance
The Company is committed to building a resilient, sustainable company by staying true to a strong governance framework, ethical business practices and proactive thinking.
Corporate Governance
• The Board has an independent Chairman.
• Separation of Chairman and CEO roles to enhance Board independence and oversight.
• Standing committees are comprised of independent directors.
• Majority of Board is independent.
• Board members are elected annually.
• The Board and Board committees conduct annual self-assessments to measure their effectiveness.
• Minimum stock ownership requirements for directors and Named Executive Officers.
• Board and Board committees have the right to retain independent outside financial, legal and other advisors.

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Corporate Conduct
• The Company maintains a Code of Conduct and Ethics policy.
• Whistle blower policy applicable to all employees.
• Insider Trading and Confidentiality Policy governing trading of Company securities by the Board, executive management and other employees of the Company.
• The Bank provides training to employees on harassment, ethics, and privacy.
EXECUTIVE OFFICERS
The following individuals are executive officers of the Company and/or the Bank, holding the offices set forth opposite their names as of the Record Date:
Name	Position Held
Stuart H. Lubow	President and Chief Executive Officer
Michael Fegan	SEVP and Chief Technology and Operations Officer
Conrad J. Gunther	SEVP and Chief Lending Officer
Avinash Reddy	SEVP and Chief Financial Officer
Mario Caracappa	EVP of Treasury Management
James J. Manseau	EVP and Chief Banking Officer
Steven Miley	EVP and Chief Marketing Officer
Christopher Porzelt	EVP and Chief Risk Officer
Patricia M. Schaubeck	EVP and General Counsel
Austin Stonitsch	EVP and Chief Human Resources Officer
Brian Teplitz	EVP and Chief Credit Officer
The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.
Biographical information of the executive officers who are not directors of the Company or Bank is set forth below.
Mario Caracappa, age 75
Executive Vice President of Treasury Management of the Bank
Mr. Caracappa joined the Bank as Senior Vice President and Director of Treasury Management in June 2020 and shortly thereafter was promoted to Executive Vice President of Treasury Management of the Bank in February 2021. Prior to joining the Company, Mr. Caracappa served as Senior Executive Vice President of Treasury Management at BankUnited from 2012 to 2020 and prior thereto, Senior Vice President and Managing Director at Herald National Bank from 2008 to 2012. Mr. Caracappa also served as Divisional Senior Vice President and Manager of Treasury Management and Corporate Products at Capital One Bank (formerly North Fork) from 1996 to 2008. Earlier in his career, Mr. Caracappa held management positions at various financial institutions.
Michael Fegan, age 58
Senior Executive Vice President and Chief Technology and Operations Officer of the Bank
Mr. Fegan joined Legacy Dime as Executive Vice President and Chief Technology Officer in 2019 and was promoted to Senior Executive Vice President and Chief Technology and Operations Officer of the Bank in April 2023. Mr. Fegan served as the Chief Information and Operations Officer of Investors Bank from 2017 to 2019 and prior thereto, from 2013 to 2017, was Chief Operations and Technology Officer at Bank Leumi. Previously, he served as Chief Information Officer and Head of Bank Operations for Suffolk County National Bank. Earlier in his career, Mr. Fegan held management positions at various financial institutions.
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Conrad J. Gunther, age 77
Senior Executive Vice President and Chief Lending Officer of the Company and the Bank
Mr. Gunther joined Legacy Dime as Executive Vice President and Chief Lending Officer in 2017 and was promoted to Senior Executive Vice President and Chief Lending Officer of the Company and Bank in February 2021. Mr. Gunther served as Executive Vice President and Chief Lending Officer of First Central Savings Bank from 2015 to 2016 and First Executive Vice President and Chief Lending Officer of Community National Bank from 2008 to 2015. Prior to his association with Community National Bank, Mr. Gunther held senior positions at various Long Island financial institutions.
James J. Manseau, age 60
Executive Vice President and Chief Banking Officer of the Bank
Mr. Manseau has served as Senior Vice President and Chief Retail Banking Officer of the Bank since 2008. Prior thereto, Mr. Manseau served as Divisional Senior Vice President with North Fork Bancorporation, Inc. and Capital One from January 1990 to March 2008.
Steven Miley, age 59
Executive Vice President and Chief Marketing Officer of the Bank
Mr. Miley served as Director of Digital Marketing of Legacy Dime from 2018 through the closing of the Merger when he assumed the same role for the Bank. In September 2023 he was promoted to his current role. Prior thereto, Mr. Miley oversaw Strategic Marketing from 2018 to February 2021. Previously, Mr. Miley was the owner and Chief Executive Officer of a national marketing agency for 10 years that specialized in digital marketing and strategy for various clients.
Christopher Porzelt, age 57
Executive Vice President and Chief Risk Officer of the Company and the Bank
Mr. Porzelt, a Certified Public Accountant, served as Chief Risk Officer of Legacy Dime from 2017 to February 2021 when he was appointed EVP and Deputy Chief Risk Officer of the Company and the Bank. He was then promoted to Executive Vice President and Chief Risk Officer in June 2021. Prior to Joining Legacy Dime, Mr. Porzelt was a Managing Director of the Consulting Services Group at EisnerAmper LLP, and before joining EisnerAmper, Mr. Porzelt was associated with American International Group and was an Audit Partner at Deloitte and at Arthur Anderson.
Avinash Reddy, age 39
Senior Executive Vice President and Chief Financial Officer of the Company and the Bank
Mr. Reddy joined Legacy Dime in 2017 and served as Executive Vice President and Chief Financial Officer from 2018 to 2021. He was promoted to Senior Executive Vice President and Chief Financial Officer of the Company and Bank in February 2021. Mr. Reddy held several investment banking roles with firms including Evercore Partners, from 2011 to 2014, Barclays Capital, from 2008 to 2011 and Lehman Brothers, from 2005 to 2008.
Patricia M. Schaubeck, age 63
Executive Vice President and General Counsel of the Company and the Bank
Ms. Schaubeck, an attorney admitted to practice in New York, joined Legacy Dime as Executive Vice President and General Counsel in 2018. Prior thereto, Ms. Schaubeck served as General Counsel to Sun Bancorp and its wholly-owned subsidiary, Sun National Bank, in New Jersey from September 2014 to January 2018 and General Counsel to Suffolk Bancorp and its wholly-owned subsidiary, Suffolk County National Bank, from 2012 to 2014. Previously, Ms. Schaubeck served as General Counsel to various Long Island community banks and was associated with various New York City and Long Island, New York law firms where she represented financial institutions and real estate clients.
Austin Stonitsch, age 68
Executive Vice President and Chief Human Resources Officer of the Bank
Mr. Stonitsch served as Chief Talent Officer of the Bank from 2016 to February 2021 when he was appointed to his current role. Prior to joining the Bank in November 2016, Mr. Stonitsch held various senior Human Resource roles at Alma Bank, IDB Bank and JP Morgan Chase.
Brian Teplitz, age 66
Executive Vice President and Chief Credit Officer of the Bank
Mr. Teplitz has served as Chief Credit Officer of the Bank since 2020. Prior to joining the Bank in 2020, Mr. Teplitz served as Senior Credit Officer at Bank United from 2017 to 2020. Prior thereto, he spent 13 years with CapitalOne and North Fork Bank as a Senior Credit Officer. Mr. Teplitz began his career at Citibank where he spent 22 years in various functions including Divisional Controller, Relationship Management, Head of Underwriting, and Director of Loan Workout, North America.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation
This Compensation Discussion & Analysis (the “CD&A”) describes our executive compensation program and explains how the Compensation Committee made its 2023 compensation decisions for our named executive officers (also referred to in this CD&A as “NEOs”). The following table summarizes the Compensation Committee’s determination of the 2023 annual compensation for our current NEOs as well as comparative values for 2022.
Current NEOs(1) 2023	Year	Annual Salary	Annual Cash Incentive	Annual Long Term Incentive Awards (at Target)(2)	Total Compensation with Long Term Incentive Awards (at Target)(2)	Performance- Based, Promotion Equity Awards (at Target)(2)(3)	Total Annual Compensation
Stuart H. Lubow President and Chief Executive Officer	2023	$975,000	$1,207,781	$455,003	$2,637,784	$1,625,048	$4,262,832
	2022	$700,000	$914,223	$454,975	$2,069,198	—	2,069,198(4)
Avinash Reddy Senior Executive Vice President and Chief Financial Officer	2023	$525,000	$325,172	$209,996	$1,060,168	—	$1,060,168
	2022	$500,000	$293,857	$174,959	$968,816	—	$968,816
Michael Fegan Senior Executive Vice President and Chief Technology and Operations Officer	2023	$405,000	$225,762	$161,992	$792,754	$216,674	$1,009,428
	2022	$375,000	$195,905	$131,193	$702,098	—	$702,098
Conrad J. Gunther Senior Executive Vice President and Chief Lending Officer	2023	$475,200	$294,327	$190,092	$959,619	—	$959,619
	2022	$440,000	$258,595	$153,940	$852,535	—	$852,535
Patricia M. Schaubeck Executive Vice President and General Counsel	2023	$375,000	$202,289	$149,997	$727,286	—	$727,286
	2022	$375,000	$195,905	$131,193	$702,098	—	$702,098
(1) Mr. Kevin M. O’Connor, former CEO of the Company, is excluded from the table given his termination of service on August 31, 2023. Mr. Lubow, the then President and Chief Operating Officer of the Company, was appointed President and Chief Executive Officer on August 31, 2023. See discussion below under the heading, “CEO Succession.”
(2) Calculated using the market value of Common Stock on the date of grant.
(3) See discussion below under the heading, “Performance-Based, Promotion Equity Awards.”
(4) Mr. Lubow’s 2022 Total Annual Compensation reflects his position as President and Chief Operating Officer of the Company, prior to his promotion to President and Chief Executive Officer on August 31, 2023.
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CEO Succession
On August 31, 2023, Kevin M. O’Connor, former CEO of the Company, separated from employment with the Company without Cause (as that term is defined in Mr. O’Connor’s Employment Agreement and Retention and Award Agreement, both dated October 16, 2020 (“Employment Agreement”)). The Company and Mr. O’Connor entered into an Agreement and General Release pursuant to which the Company made payment to Mr. O’Connor in accordance with the Company’s obligations under his Employment Agreement. Mr. O’Connor’s outstanding unvested restricted stock awards, inclusive of time vested restricted stock grants and performance-based restricted stock grants, were forfeited. The forfeitures include shares granted to Mr. O’Connor as part of the Merger. The payment to Mr. O’Connor is more fully described in the “Summary Compensation Table,” below. Mr. O’Connor continued to serve as a director of the Company through December 31, 2023. Simultaneously with Mr. O’Connor’s separation from service, Stuart H. Lubow was appointed as President and Chief Executive Officer and a member of the Board of Directors of the Company and the Bank. He previously served as President and Chief Operating Officer of the Company and the Bank.
Prior to the Merger, Mr. O’Connor was President and CEO of Legacy Bridge beginning in 2007. Mr. Lubow was appointed President and Chief Operating Officer of Legacy Dime in 2020 and had significant prior CEO experience. He served as CEO of Community National Bank from 2005 to 2015 and prior to that, CEO of Community State Bank. As part of the Merger, the Board believed it was important to retain both executives from a business continuity perspective and for client retention and growth. Mr. O’Connor was appointed CEO of the pro forma Company and Mr. Lubow was appointed President and Chief Operating Officer. The Merger agreement provided for a three-year employment contract for Mr. O’ Connor. Post completion of the Merger, and as part of the ongoing succession planning process at the Company, the Board had designated Mr. Lubow as the successor to Mr. O’Connor. As the Company approached the two-year anniversary of the Merger, discussions ensued about the optimal management structure and the status of Mr. O’Connor’s Employment Agreement. The Board eventually determined that with the passage of time the Company would be better positioned for the future with a singular CEO figure who could be the face and representative of the Company both externally and internally. All business facing units were already under the purview of Mr. Lubow and he had intimate knowledge of all aspects of the business lines and operations of the Company. Additional considerations included the ongoing expense of two senior level executives with similar backgrounds (see “Executive Compensation,” above). As such, the Board unanimously determined that it would be in the best interest of the Company to separate from Mr. O’Connor. With the return of stability to the banking system in the third quarter of 2023, the Board of Directors determined that it was an appropriate time to finalize its decision on CEO succession and Mr. Lubow was formally named CEO on July 28, 2023.
The economic considerations of waiting until Mr. O’Connor’s three-year Employment Agreement ran its course was considered against terminating Mr. O’Connor’s employment prior to the end of his Employment Agreement. A negotiated settlement was reached with Mr. O’Connor whereby he would receive, in accordance with the Company’s obligations under his Employment Agreement, a cash severance payment of $8,291,683 (exclusive of regular salary payments) and reimbursement of his legal fees in connection with his separation from the Company, in the amount of $135,000. Mr. O’Connor’s outstanding unvested restricted stock awards, inclusive of time vested restricted stock grants and performance-based restricted stock grants (at Maximum), totaling 97,130 shares, with a value of $2,069,840 as of August 31, 2023, were forfeited. The forfeitures include shares granted to Mr. O’Connor as part of the Merger. The treatment of Mr. O’Connor’s unvested restricted stock awards is consistent with the terms of the award agreements under which they were granted, which provided any restricted stock award that had not vested as of the date of his termination without Cause would expire and be forfeited.
Key Performance Highlights 2023
The Company delivered solid results in 2023 despite a challenging economic environment, especially for the banking industry that was marked by the failure of three well known regional banks. Each of these institutions had specific balance sheet related challenges, and as such, investor focus over the course of the year was attuned to balance sheet strength and safety. In this context, the Company prioritized actions to fortify and strengthen its balance sheet which are noted in the highlights below.
(1) Deposits: Dime grew total deposits by over $276 million in 2023. We accomplished this by providing exemplary customer service, maintaining a strong balance sheet, and hiring productive deposit-gathering banking teams.
(2) Liquidity: The Company increased its on balance sheet liquidity, as measured by cash and securities, to $1.94 billion at December 31, 2023 from $1.71 billion at December 31, 2022 (representing a 13.45% increase). A significant focus was placed on broadening access to various asset-based sources of funding throughout the year.
(3) Non-Insured Deposits: The three regional banks that failed in 2023 had particularly high percentages of non-insured deposits. As such, significant focus was placed on improving the granularity of deposits and reducing non-insured deposits. In this regard, the Company’s level of non-insured deposits was reduced to 29% of total deposits at December 31, 2023 versus 33% at December 31, 2022. Our coverage of non-insured deposits (measured as on balance sheet liquidity and wholesale funding sources divided by non-insured deposits) increased to 185% as of February 29, 2024, versus 84% at February 28, 2023.

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(4) Asset Quality: Despite the economic headwinds, the Company’s asset quality metrics remained stable on a year-over-year basis. Non- performing loans represented only .27% of total assets at December 31, 2023 compared to .45% of total assets at year-end 2022. This level compares favorably to the median of the Company’s Compensation Peer Group of .41% at December 31, 2023 (See “Market Data Usage,” below for a discussion of the Company’s Compensation Peer Group).

NPLs / Total Loans
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.45%
0.41%
0.27%
0.41%
Q4 2022
Q4 2023
Dime
Peer Group Median

(5) Capital: The Company prudently grew all of its risk-based regulatory capital ratios over the course of 2023. The Company’s Tier 1 Common Equity Ratio grew from 9.15% as of December 31, 2022 to 9.84% as of December 31, 2023, and Total Risk-Based Capital grew from 12.89% to 13.54% during that same period. Maintaining a strong capital base in an uncertain economic environment positions the Company favorably for future growth.

Capital Ratios (Dime Consolidated)
16.00%
12.00%
8.00%
4.00%
0.00%
9.15%
12.89%
9.84%
13.54%
Q4 2022
Q4 2023
Tier 1 Common Equity Ratio
Total Risk Based Capital Ratio

(6) Dividend: In March 2023, the Company announced an increase in its quarterly common stock dividend by 4.2% from $0.24 per share to $0.25 per share. The dividend increase reflected the Company’s strong financial position.
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(7) Expense Management: The Company maintained its strong focus on expense discipline. Despite increased pressures on costs due to the inflationary environment, the Company was able to keep its adjusted non-interest expense to average assets ratio well contained. The Company’s adjusted non-interest expense to average assets ratio was 1.45% for fiscal year 2023, compared to the Peer Group median of 1.98%.

Non-Interest Expenses / Average Assets
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1.45%
1.98%
FY 2023
Dime
Peer Group Median

(8) Long Term Franchise Enhancement: Management took several major foundational steps in 2023 to advance our mission of building a high-quality deposit franchise that funds a diversified asset base. During 2023, we capitalized on market disruption caused by the failures of several regional banks and hired 7 deposit-focused teams from the former Signature Bank and the former First Republic Bank. In a short period of time (June-December) these groups onboarded over 1,000 clients and grew deposits by approximately $333 million. In addition, the Bank built the infrastructure for a new healthcare-focused lending vertical by hiring a senior lender from an acquired institution. The addition of healthcare loans is expected to diversify the Company’s asset composition over time.
(9) Technology Upgrades: The Company made significant enhancements to its technology offerings in 2023. These upgrades included a brand-new digital banking platform and an escrow management platform. Upgrading our technology was a key differentiating factor in our efforts to recruit new bankers to the Bank. In addition, the Company completed an outsourcing of its core platform, which will enable us to better manage this aspect of technology costs.
(10) Community Reinvestment: The Bank maintained an overall Community Reinvestment Act rating of “Outstanding.”
While the Company’s stock price performance was below its Peer Group for calendar year 2023, it is important to note, and as outlined in the table below, the stock price performance of the Company since the announcement on July 28, 2023 of the appointment of Mr. Lubow as CEO was at the upper tier of the Peer Group. The Board of Directors believes that CEO Lubow’s new strategic plan, which is focused on growing deposits and diversification of the balance sheet, will create long-term shareholder value. As noted in the Company’s March 2024 investor presentation, available on the Company’s website, www.dime.com, deposits were up over $400 million from year-end 2023 to March 14, 2024, with market share gains in the Company’s Private and Commercial Bank driving the increase.
	Ticker	Stock Price		Since CEO Change
		7/27/23	12/31/23
Customers	CUBI	$41.78	$57.62	37.9%
Dime	DCOM	$21.66	$26.93	24.3%
Park National	PRK	$109.73	$132.86	21.1%
TowneBank	TOWN	$25.35	$29.76	17.4%
Atlantic Union	AUB	$31.40	$36.54	16.4%
Fulton	FULT	$14.16	$16.46	16.2%
ConnectOne	CNOB	$19.89	$22.91	15.2%
United	UBSI	$33.20	$37.55	13.1%
WesBanco	WSBC	$28.24	$31.37	11.1%
Sandy Spring	SASR	$24.57	$27.24	10.9%
Berkshire Hills	BHLB	$22.53	$24.83	10.2%
Premier Financial	PFC	$21.95	$24.10	9.8%
Independent	INDB	$60.04	$65.81	9.6%
Eagle	EGBN	$28.11	$30.14	7.2%

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	Ticker	Stock Price		Since CEO Change
		7/27/23	12/31/23
First Commonwealth	FCF	$14.54	$15.44	6.2%
WSFS	WSFS	$43.37	$45.93	5.9%
Flushing	FFIC	$15.65	$16.48	5.3%
S&T	STBA	$31.86	$33.42	4.9%
First Financial	FFBC	$22.98	$23.75	3.4%
Eastern	EBC	$14.11	$14.20	0.6%
Brookline	BRKL	$10.88	$10.91	0.3%
Provident	PFS	$19.11	$18.03	-5.7%
OceanFirst	OCFC	$18.77	$17.36	-7.5%
		Average Excluding Dime		9.5%
		Median Excluding Dime		9.7%
Compensation Philosophy and Objectives
The Company’s executive compensation philosophy is, consistent with prudent banking business practices, to provide competitive target compensation opportunities with actual amounts earned commensurate with the Company’s financial performance and the generation of long-term value for shareholders through dividends and stock price appreciation. The goals of the executive compensation program are to enable the Company to attract, develop and retain an executive team capable of executing the long-term business plan and optimizing the Company’s performance for the benefit of its shareholders.
The Company sets a base salary to provide a reasonable level of predictable base income and short- and long- term performance-based compensation to provide the NEOs with clear opportunities to increase the value of their compensation by making meaningful progress to achieve these goals. These pay elements are intended to balance an appropriate mix of risk and return. Annual incentive awards are designed to provide incentives to encourage efforts to attain short-term goals, which do not encourage excessive risk taking. Long- term performance-based and time-vested restricted stock awards align executives’ interests with the Company’s shareholders, reward for long-term results that drive value for shareholders, and serve to retain executives over the long term.
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The Compensation Committee, with the assistance of its independent compensation consultant, routinely reviews our compensation practices to ensure they support our compensation philosophy, are risk appropriate, market competitive and align our executives with shareholder interests. In support of this philosophy, the following summarizes the Company’s compensation governance and compensation practices:
What We Do	What We Don't Do
Conduct annual shareholder advisory vote on compensation of our Named Executive Officers	We do not permit the hedging of Company securities
Maintain a Compensation Committee comprised entirely of independent directors	We do not allow for the repricing of the exercise price of stock options except in connection with corporate transactions or the approval of shareholders
Retain an independent executive compensation consultant to the Compensation Committee	We do not provide for gross-up payments to cover personal income taxes or excise taxes in connection with change in control severance payments
Conduct an annual incentive compensation risk assessment	We do not permit the pledging of Company securities
Maintain a clawback policy	We do not pay annual cash incentive awards under the annual incentive plan if the Company’s Consolidated Total Risk-Based Capital is below 10.50% at fiscal year-end
Require minimum stock ownership requirements for all directors and Named Executive Officers	We do not include design elements in our incentive compensation plans that encourage excessive risk taking
Maintain an Insider Trading Policy that establishes pre-deter- mined window periods for trading in Company securities
Double trigger on potential change in control severance payments.
Provide annual and long-term incentive plans with performance goals aligned with shareholder interests
Provide that a substantial portion of long-term equity awards are based on Relative Total Shareholder Return
Provide that 60% of long-term incentive equity awards are performance based
Actively and regularly engage with shareholders on executive compensation and corporate governance matters
For NEOs, compensation comparisons are based on a peer group of banks, taking into consideration asset size, geographic location, and loan portfolio composition. See ‘‘Market Data Usage,” below. However, reasonable exceptions to this market comparison methodology are considered as appropriate by the Compensation Committee. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as the Company’s business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
2023 Executive Pay and Performance Alignment
Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, annual incentive awards (“AIP”), and (iii) equity-based, long-term incentive awards (“LTIP”). We also offer certain perquisites, retirement and other benefits. Performance-based, promotion equity awards were used in 2023 in conjunction with executive promotions and to further incent those executives to sustain long-term performance. Performance-based, promotion equity awards are extraordinary and are not a standard component of the executive compensation program.

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The key features and percentage composition of each of these elements, excluding the performance-based, promotion equity awards, are described below, along with the aggregate compensation pay mix, at Target, for 2023.
Component(1)	CEO 2023 Pay Mix(1,2)	Other NEO 2023 Pay Mix (1)	Key Features
Base Salary
•  The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year.
•  Base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data and generally approximate the medians of similar roles at our peers.

AIP
•  Our 2023 AIP provides the NEOs with the opportunity to earn an annual cash award based on the achievement of pre-defined corporate goals and by consideration of other discretionary items.
•  Each NEO has a target incentive opportunity based on the competitive market for his or her role and tend to approximate the median opportunities of our peers for most
NEOs.

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Component(1)	CEO 2023 Pay Mix(1,2)	Other NEO 2023 Pay Mix (1)	Key Features
LTIP
•  The 2023 LTIP is designed to support the Company’s pay for performance philosophy and reward the participants for creating long-term shareholder value.
•  The program is designed to reward executives for driving long-term, sustained performance and to align executives with shareholder interests through performance goals and focus on shareholder value appreciation.
•  The LTIP consists of a combination of 60% performance – vested restricted stock awards and 40% time – vested restricted stock awards, which places more emphasis on performance-based awards than our peers.

Overall Target
(1) Reflects 2023 total compensation mix which comprises 2023 annual base salary, the 2023 annual cash incentive and the 2023 long-term equity award, at Target.
(2) Excludes the former CEO, Kevin O’Connor.
Market Data Usage
The Compensation Committee conducted its annual Peer Group review in 2023. The purpose of this effort is to inform decisions on NEO pay levels and design. The key measures used in selecting the Company’s 2023 Compensation Peer Group were: asset size, geographic location, and loan portfolio composition with a focus on commercial lending.
Asset size of the Compensation Peer Group ranges from $8.5 billion to $30 billion, with a median of $13.9 billion. At year-end 2023, the Company had total assets of $13.6 billion.
Companies in the Compensation Peer Group are primarily located in the Northeast, New England, and the Mid-Atlantic and Mid-West regions.
Keeping in mind the Company’s focus on commercial lending, companies in the Peer Group have commercial loan portfolios (defined as the sum of commercial and industrial loans, construction loans, commercial real estate loans, and multi-family loans) comprising >= 50% of total loans.

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During 2023 changes were made from the 2022 Compensation Peer Group to delete previous peer banks that were involved in mergers or did not satisfy the asset size criteria. Not all companies in the Compensation Peer Group reported data for each of our executive positions. The 22 companies comprising the Compensation Peer Group used to set fiscal year 2023 pay levels were:
Compensation Peer Group(1)
Atlantic Union Bankshares Corporation	Independent Bank Corp.
Berkshire Hills Bancorp, Inc.	OceanFirst Financial Corp,
Brookline Bancorp, Inc.	Park National Corporation
ConnectOne Bancorp, Inc.	Premier Financial, Corp.
Customers Bancorp, Inc.	Provident Financial Services, Inc.
Eagle Bancorp, Inc.	S&T Bancorp, Inc.
Eastern Bankshares, Inc.	Sandy Spring Bancorp, Inc.
First Commonwealth Financial Corporation	TowneBank
First Financial Bancorp.	United Bankshares, Inc.
Flushing Financial Corporation	WesBanco, Inc.
Fulton Financial Corporation	WSFS Financial Corporation
(1) Banks removed from Compensation Peer Group in 2023: Lakeland Bancorp Inc. (merger activity), and Tompkins Financial Corporation (did not meet minimum asset size criteria). No banks were added to the Peer Group in 2023.
Each NEO’s current compensation was compared to the applicable benchmark position within the Compensation Peer Group. A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above.
2023 Shareholder Advisory Vote on 2022 Executive Compensation
At the Company’s 2023 annual shareholders’ meeting, we received support for our executive compensation program with 80.4% of the votes by shareholders cast in favor of a non-binding resolution to approve 2022 NEO compensation. After considering suggestions from shareholders, the Company implemented the following changes to its 2023 executive compensation program.
What We Heard	What We Did
Metrics used for the Annual Incentive Plan. Shareholders expressed a desire that the Annual Incentive Plan include an asset quality metric in the Corporate Factor.
In response to feedback, the Company included the metric, Relative Asset Quality as Measured by Relative NPLs/Loans, as a metric in the 2023 AIP Corporate Factor. See discussion below under, “2023 Annual (Cash) Incentive Plan (“2023 AIP”).”

Discretion for Time-Vested Grants. It was noted that the existing structural design of the Long-Term Incentive Plan allowed for positive discretion in awarding time-vested grants.	In response to that concern, discretion was eliminated from the design of the 2023 LTIP. See discussion below under, “2023 Long-Term (Equity) Incentive Plan (“2023 LTIP”).’’
The Company will continue to monitor the level of support for each say-on-pay proposal in the future and will consider this alongside other factors as it makes future executive compensation decisions.
2023 Compensation Decisions
Based on the Company’s 2023 performance, a peer group analysis of the compensation of the Company’s NEOs conducted by the Compensation Committee’s independent consultant, Aon, and the results of the 2023 shareholder advisory vote on 2022 executive compensation, the following 2023 compensation decisions were made by the Company in 2023, which are explained in more detail below.
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Base Salary
The base salaries of the NEOs are reviewed annually by the Compensation Committee. NEO salary changes for 2023 reflect several factors, including market realignment, role expansions (promotion to CEO in the case of Mr. Lubow, and promotion to Senior Executive Vice President in the case of Mr. Fegan), responsibilities and merit increases. Base salaries for the NEOs for 2023 and 2022 are as follows.
NAME	2022	2023	% Change
Stuart H. Lubow	$700,000	$975,000(2)	39.3%
Avinash Reddy	$500,000	$525,000(2)	5.0%
Michael Fegan	$375,000	$405,000(2)	8.0%
Conrad J. Gunther	$440,000	$475,200(2)	8.0%
Patricia M. Schaubeck	$375,000	$375,000	0.0%
Former NEO
Kevin M. O’Connor(1)	$900,000	$900,000	0.0%
(1) Mr. O’Connor’s employment with the Company terminated as of August 31, 2023.
(2) Effective April 1, 2023.
The Compensation Committee takes its responsibility of setting executive compensation with the utmost importance and is continuously focused on managing the total executive compensation expense. Following the departure of prior CEO O’Connor in August 2023, Mr. Lubow was appointed CEO and assumed the responsibilities of CEO in addition to retaining his prior responsibilities as President and Chief Operating Officer. No new executives were hired and the Company realized cost savings from the elimination of Mr. O’Connor’s salary, as shown in the chart below.

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2023 Incentive Opportunity
The NEOs have incentive opportunities that are a combination of AIP and LTIP as a percentage of base salary. The target opportunities for 2023 are reflected below in comparison to 2022. The changes consider the opportunities offered by banks in the Company’s Compensation Peer Group, and assures alignment with the market and the roles and responsibilities of the executive.
	AIP		LTIP
Name and Principal Positions(1)	2022 Target Opportunity as a % of Salary	2023 Target Opportunity as a % of Salary	2022 Target Opportunity as a % of Salary	2023 Target Opportunity as a % of Salary
Stuart H. Lubow President and CEO	100%	100%	65%	65%
Avinash Reddy SEVP and CFO	45%	50%	35%	40%
Michael Fegan SEVP and Chief Technology and Operations Officer	40%	45%	35%	40%
Conrad J. Gunther SEVP and Chief Lending Officer	45%	50%	35%	40%
Patricia M. Schaubeck EVP and General Counsel	40%	45%	35%	40%
(1) Mr. O’Connor did not meet the eligibility requirements to participate in the 2023 AIP and 2023 LTIP as his employment terminated during the plan year.
2023 Annual (Cash) Incentive Plan (“2023 AIP”)
In February 2024, the NEOs were paid annual cash incentives under the 2023 AIP for 2023 performance. The objectives of the 2023 AIP were to align annual incentive compensation with financial benchmarks set forth in the Company’s 2023 Strategic Plan, with a specific focus on managing expenses and improving the quality of the balance sheet. The 2023 AIP is comprised of a Corporate Factor (defined below) that represents 80% of the 2023 AIP opportunity, and a Discretionary Factor (defined below) that represents 20% of the 2023 AIP opportunity.

Corporate Factor
Selection of Metrics
• The Compensation Committee believes that managing expenses prudently is a key driver of long-term value creation and as such the adjusted non-interest expense/average assets measure has always been closely tracked and included in our compensation plans over the years.
• Given the extraordinary events of March 2023 (marked by the failure of three regional banks), the Compensation Committee determined that it was important to focus management’s attention on creating a balance sheet with ample liquidity, higher capital levels, lower concentration levels and sound asset quality. These balance sheet metrics were being used by investors, rating agencies and regulators alike in identifying strong and stable banks. As such, the Compensation Committee believed that improving each of these metrics should be the main focus for management in 2023, over and above typical profitability related metrics.
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The following table sets forth the financial metrics under the 2023 AIP. These metrics comprise the “Corporate Factor” and account for 80% of the 2023 AIP opportunity.
Metric	Weighting	Threshold	Target	Maximum
Adjusted Non-Interest Expenses / Average Assets(1)	50.0%	1.70%	1.55%	1.40%
Relative Asset Quality as Measured by Relative NPLs / Loans(2)	12.5%	25th Percentile	50th Percentile	75th Percentile
Common Equity Tier 1 Ratio (Consolidated)	6.25%	8.75%	9.25%	10.25%
CRE Concentration Ratio (Consolidated)	6.25%	600.0%	550.0%	500.0%
Liquidity Scorecard(3)	25.0%	Pass or Fail. 4 points = 100% Achievement
(1) Excludes intangible amortization and one-time items such as: any merger-related expenses, branch closures, severance expense, and expenses associated with hiring of new deposit teams. Corporate performance results may be adjusted for non-core, extraordinary, and one-time events as determined and approved by the Compensation Committee.
(2) Measured against the Company’s Compensation Peer Group.
(3) The following metrics are utilized: (a) Loans/Deposits ≤ 105% = 1 point; > 105% = 0 points, (b) Non-Insured Deposits ≤ 33% = 1 point; > 33% = 0 points, (c) Liquid Assets Ratio ≥ 8.5% = 1 point; < 8.5% = 0 points, and (d) Coverage of Uninsured Deposits ≥ 120% = 1 point; < 120% = 0 points.
Discretionary Factor
In addition to the Corporate Factor, the Compensation Committee considered the following qualitative factors, which were assessed on a discretionary basis in finalizing 2023 AIP payouts. These business initiatives, administrative and operational efforts comprise the “Discretionary Factor” and account for 20% of the 2023 AIP.
A) Digital Transformation: 10%. Based on implementation of a new online account opening process and progress on the movement of applications to the cloud.
B) Other Discretion: 10%. In addition, the Compensation Committee considered the Company’s performance on the following measures:
• Regulatory compliance
• Stock price
• Hiring of new deposit teams from market disruption
• Community reinvestment
• Cybersecurity and risk management
The Compensation Committee believes that the 2023 AIP should balance risk-taking with performance. Therefore, the Compensation Committee maintains a risk-based capital performance gate/trigger. If the Company’s Consolidated Total Risk-Based Capital ratio is below 10.5% at year-end, bonus payments will be reduced to zero. As indicated earlier in the CD&A, our results were well above this level, permitting the payout of AIP based on the results of our key performance metrics. In addition, the Compensation Committee can apply additional discretion to payouts under the AIP as needed to reflect the business environment, market conditions, budgetary constraints, and other risk management considerations. The Compensation Committee also reserves the right to amend, modify and adjust payouts as necessary inclusive of downward compensation adjustments.
Each performance metric has a weighting and a range of performance that determines the payouts. Incentives pay out at a reduced level (i.e. 50% of Target) for Threshold performance, at 100% for Target performance, and at higher level (i.e. 150% of Target) for Maximum performance. Performance below Threshold will be zero. Performance in between levels is interpolated to reward incremental performance.

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The table below summarizes the incentive opportunities for the NEOs for the 2023 AIP:
Name and Principal Positions(1)	Salary ($)	Threshold Payout ($) and % of Salary	Target Payout ($) and % of Salary	Maximum Payout ($) and % of Salary
Stuart H. Lubow President and CEO	$975,000	$487,500	$975,000	$1,462,500
		50.0%	100.0%	150.0%
Avinash Reddy SEVP and CFO	$525,000	$131,250	$262,500	$393,750
		25.0%	50.0%	75.0%
Michael Fegan SEVP and Chief Technology and Operations Officer	$405,000	$91,125	$182,250	$273,375
		22.5%	45.0%	67.5%
Conrad J. Gunther SEVP and Chief Lending Officer	$475,200	$118,800	$237,600	$356,400
		25.0%	50.0%	75.0%
Patricia M. Schaubeck EVP and General Counsel	$375,000	$84,375	$168,750	$253,125
		22.5%	45.0%	67.5%
(1) Mr. O’Connor did not meet the eligibility requirements to participate in the 2023 AIP as his employment terminated during the plan year.
Results of the Corporate Factor relative to the pre-established objectives for 2023 were as follows:
Corporate Factor Metrics	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Results(4)	Bonus at Target ($)	Total Permitted Bonus ($)	Weighted Result
Adjusted Non-Interest Expenses/ Average Assets(1)	50.0%	1.70%	1.55%	1.40%	1.45%	$1,214,015	$1,618,282	133.3%
Relative Asset Quality as Measured by Relative NPLs/Loans(2)	12.5%	25th Percentile	50th Percentile	75th Percentile	73rd Percentile	$303,504	$443,115	146.0%
Common Equity Tier 1 Ratio (Consolidated)	6.25%	8.75%	9.25%	10.25%	9.84%	$151,752	$192,877	127.1%
CRE Concentration Ratio (Consolidated)	6.25%	600.0%	550%	500.0%	538%	$151,752	$169,962	112.0%
Liquidity Scorecard(3)	25.0%	Pass or Fail. 4 Points = 100% Achievement			4 Points = 100%	$607,008	$607,008	100.0%
TOTAL	100.0%	—	—	—	—	$2,428,030	$3,031,244	124.8%
(1) Excludes intangible amortization and one-time items such as: any merger-related expenses, branch closures, severance expense, and expenses associated with hiring of new deposit teams.
(2) Measured against the Company’s Compensation Peer Group.
(3) The following metrics are utilized: (a) Loans/Deposits ≤ 105% = 1 point; > 105% = 0 points, (b) Non-Insured Deposits ≤ 33% = 1 point; > 33% = 0 points, (c) Liquid Assets Ratio ≥ 8.5% = 1 point; < 8.5% = 0 points, and (d) Coverage of Uninsured Deposits ≥ 120% = 1 point; < 120% = 0 points.
(4) Balance sheet measures as of December 31, 2023. Adjusted Non-Interest Expenses/Average Assets is for the year ended December 31, 2023.
As permitted by the 2023 AIP, the Compensation Committee also considered each NEO’s contribution to the following measures comprising the Discretionary Factor in determining each NEO’s 2023 AIP payment.
A) Digital Transformation: 10%. Based on implementation of new online account opening process and progress on the movement of applications to the cloud.
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The Bank successfully implemented a new digital banking platform that allows customers to open any savings, checking, money market, or certificate of deposit account online and through mobile channels. The Bank also implemented a digital escrow management system that operates on mobile devices and desktops. Migration to the cloud was completed for many in-house Bank applications as was the migration of the Bank’s in-house core data center to its third- party core provider resulting in cost efficiency, scalability, reliability and advanced security measures.
B) Other Discretion: 10%.
• Regulatory compliance. The Company maintained full regulatory compliance.
• Stock price. The Company’s Common Stock price declined 15.4% during 2023, compared to a median decline of 9.0% for the Company’s Compensation Peer Group. However, it should be noted that since July 28, 2023, when Mr. Lubow was announced as the new CEO, the Company’s stock price outperformed the Peer Group by a wide margin through year-end 2023.
	Ticker	Stock Price		Since CEO Change
		7/27/23	12/31/23
Customers	CUBI	$41.78	$57.62	37.9%
Dime	DCOM	$21.66	$26.93	24.3%
Park National	PRK	$109.73	$132.86	21.1%
TowneBank	TOWN	$25.35	$29.76	17.4%
Atlantic Union	AUB	$31.40	$36.54	16.4%
Fulton	FULT	$14.16	$16.46	16.2%
ConnectOne	CNOB	$19.89	$22.91	15.2%
United	UBSI	$33.20	$37.55	13.1%
WesBanco	WSBC	$28.24	$31.37	11.1%
Sandy Spring	SASR	$24.57	$27.24	10.9%
Berkshire Hills	BHLB	$22.53	$24.83	10.2%
Premier Financial	PFC	$21.95	$24.10	9.8%
Independent	INDB	$60.04	$65.81	9.6%
Eagle	EGBN	$28.11	$30.14	7.2%
First Commonwealth	FCF	$14.54	$15.44	6.2%
WSFS	WSFS	$43.37	$45.93	5.9%
Flushing	FFIC	$15.65	$16.48	5.3%
S&T	STBA	$31.86	$33.42	4.9%
First Financial	FFBC	$22.98	$23.75	3.4%
Eastern	EBC	$14.11	$14.20	0.6%
Brookline	BRKL	$10.88	$10.91	0.3%
Provident	PFS	$19.11	$18.03	-5.7%
OceanFirst	OCFC	$18.77	$17.36	-7.5%
		Average Excluding Dime		9.5%
		Median Excluding Dime		9.7%
• Hiring of new deposit teams from market disruption. The Bank was able to capitalize on the closing of three regional banks by hiring productive deposit-gathering banking teams. These teams raised approximately $333 million of deposits in 2023, with a large proportion being in non-interest-bearing deposits. This helped reduce the Bank’s Loans to Deposits ratio.
• Community reinvestment. The Bank maintained an overall Community Reinvestment Act rating of “Outstanding,” the highest possible level.
• Cybersecurity and risk management. The Company has a robust information security department that continues to prioritize cyber risk and manages the increased risk of ransomware and other sophisticated threats. The Bank has not had any material disruptions related to these threats.
After considering the above, the Compensation Committee concluded that the NEOs performance, relative to Target, warranted payments ranging from 100% to 120% for the Discretionary Factor.

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Based upon the overall financial results and evaluation of the discretionary measures, in finalizing 2023 AIP payouts, the Compensation Committee approved the annual incentive payments in the table below. These amounts are noted in the column, “Non-Equity Incentive Plan Compensation,” in the Summary Compensation Table below.
Name(1)	Target ($)	Corporate Performance Achieved (80% Weight) (124.8% of Target) ($)	Discretionary Factor (20% Weight) ($)	Total 2023 AIP Payment ($)	Total Payment as a % of Target
Stuart H. Lubow	$975,000	$973,781	$234,000(2)	$1,207,781	123.9%
Avinash Reddy	$262,500	$262,172	$63,000(2)	$325,172	123.9%
Michael Fegan	$182,250	$182,022	$43,740(2)	$225,762	123.9%
Conrad J. Gunther	$237,600	$237,303	$57,024(2)	$294,327	123.9%
Patricia M. Schaubeck	$168,750	$168,539	$33,750(3)	$202,289	119.9%
(1) Mr. O’Connor did not meet the eligibility requirements to participate in the 2023 AIP as his employment terminated during the plan year.
(2) 120% of Target.
(3) 100% of Target.
2023 Long-Term (Equity) Incentive Plan (“2023 LTIP”)
The LTIP program is designed to meet the following objectives: long-term sustained performance, alignment with shareholders’ interests, executive equity interest in the Company, enable the Company to attract and retain top talent, balance risk and compensation, and position executive compensation to be competitive with market at performance goals. To accomplish these objectives, the 2023 LTIP consists of a combination of time-vested restricted stock and performance-vested restricted stock (i.e., performance shares), which places more emphasis on the latter than our Compensation Peer Group, as follows:
• Performance-vested Restricted Stock Awards – (“PRSAs”) (60% of Target award value) reward future performance; awards are paid out based on achievement of pre-defined performance goals. PRSAs are earned based on actual performance of the metrics at the end of the performance period, i.e. 2025.
• Time-vested Restricted Shares Awards – (“RSAs”) (40% of Target award value) support our goals to encourage stock ownership and align executives with shareholder interests. Grants vest ratably over three years from the date of grant (33% per year). The updated structure of the LTIP does not allow for any positive upward discretionary adjustment of time-vested RSAs.
The table below reflects the performance metrics selected for the PRSAs for the 2023-2025 performance cycle. In order for PRSAs to vest, performance must be at or above the threshold performance set by the Compensation Committee. Once the defined threshold level of performance is achieved, payouts can vary from 50% of Target for Threshold level of performance to a maximum payout of 150% of Target for Maximum performance. This range of potential results is consistent with the practices of most of our peers and other banks. Performance in between levels is interpolated on a straight-line basis to reward incremental performance. Relative TSR performance will be measured based on the Company’s performance relative to constituents of the KBW Regional Banking Index.
Metric	Weighting	Threshold	Target	Maximum
Relative Total Shareholder Return (“TSR”)(1)	60%	25th percentile	50th percentile	75th percentile
Relative Deposit Franchise Quality Among Metro NY/NJ Banks(2)	40%	25th percentile	50th percentile	75th percentile
(1) Measurement period is from January 1, 2023 through December 31, 2025.
(2) Includes Metropolitan Commercial Bank, ConnectOne Bank, OceanFirst Bank, Brookline Bank, First National Bank of Long Island, Peapack- Gladstone Bank, Flushing Bank, Provident Bank, Columbia Bank, Flagstar Bank, Valley Bank, and Webster Bank. Metrics include the cost of total deposits and non-interest-bearing deposit percentage. Measurement period for cost and average balances is January 1, 2025 to December 31, 2025.
The Compensation Committee deemed Relative TSR an important measure of the Company’s achievement for shareholders over the long term and aligns the performance of executives directly with the returns of shareholders.
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In light of the failure of several regional banks in March 2023 and the Federal Reserve’s monetary tightening initiatives, the value of deposits has become paramount to the franchise value and long-term outperformance of all depository institutions. Keeping this concept in mind, and the highly competitive environment for deposits in the Bank’s marketplace, the Compensation Committee determined it prudent to create a long-term incentive metric for executives that was tied directly to the quality of the Bank’s deposit franchise.
In conjunction with its annual Peer Group review in 2023, and the desire to align the interests of executives with shareholders, the Compensation Committee increased the stock incentive opportunities for the NEOs. Each NEO’s long-term incentive opportunity was compared to the applicable benchmark position within the Compensation Peer Group and adjusted to be more in line with that of a comparable position and comparable responsibilities.
The table below summarizes the incentive opportunities for the NEOs for the 2023 LTIP:
Name and Principal Positions(1)	Salary ($)	Threshold Payout ($) and % of Salary	Target Payout ($) and % of Salary	Maximum Payout ($) and % of Salary
Stuart H. Lubow CEO	$700,000(2)	$227,500	$455,000	$682,500
		32.5%	65.0%	97.50%
Avinash Reddy SEVP and CFO	$525,000	$105,000	$210,000	$315,000
		20.0%	40.0%	60.0%
Michael Fegan SEVP and Chief Technology Officer	$405,000	$81,000	$162,000	$243,000
		20.%	40.0%	60.0%
Conrad J. Gunther SEVP and Chief Lending Officer	$475,200	$95,040	$190,080	$285,120
		20.0%	40.0%	60.0%
Patricia M. Schaubeck EVP and General Counsel	$375,000	$75,000	$150,000	$225,000
		20.0%	40.0%	60.0%
(1) Mr. O’Connor did not meet the eligibility requirements to participate in the 2023 LTIP as his employment terminated during the plan year.
(2) Mr. Lubow’s Threshold, Target and Maximum payout opportunities under the 2023 LTIP were calculated based upon Mr. Lubow’s annual salary of $700,000 in effect on the grant date of March 31, 2023. Subsequent to the 2023 LTIP grant date, Mr. Lubow’s annual base salary was increased to $975,000.
In March 2023, the Compensation Committee awarded restricted stock to the NEOs under the 2023 LTIP at Target as follows: Mr. Lubow - 65% of base salary, or $455,003; Mr. Reddy – 40% of base salary, or $209,996; Mr. Fegan – 40% of base salary, or $161,992; Mr. Gunther - 40% of base salary, or $190,002; and Ms. Schaubeck – 40% of base salary, or $149,997. The long-term incentive awards were allocated 60% performance-based and 40% time-vested in accordance with the terms of the 2023 LTIP. The performance-based shares vest based on actual performance of the metrics at the end of the three-year performance period, i.e. at the end of 2025. The time-vested restricted shares vest ratably over three years from the date of grant.
The following awards were made under the 2023 LTIP assuming vesting at Target.
	Performance-based	Time-vested
Name(1)	PRSA ($)(2)	Number of Shares of RSA (#)	Grant Date Fair Value of RSAs ($)(3)	Total Value ($)
Stuart H. Lubow	$273,011	7,662	$181,992	$455,003
Avinash Reddy	$126,007	3,536	$83,989	$209,996
Michael Fegan	$97,195	2,728	$64,797	$161,992
Conrad J. Gunther	$114,060	3,201	$76,032	$190,092
Patricia M. Schaubeck	$89,998	2,526	$59,999	$149,997
(1) Mr. O’Connor did not meet the eligibility requirements to participate in the 2023 LTIP as his employment terminated during the plan year.
(2) Assuming vesting of performance-based shares at the Maximum level, the grant date value of these performance-based awards would have been as follows: Mr. Lubow $409,516, Mr. Reddy $189,010, Mr. Fegan $145,792, Mr. Gunther $171,090, and Ms. Schaubeck $134,997.
(3) The number of RSAs was calculated based upon a grant date value of $23.7525, the volume weighted average price of the Common Stock for the ten business days prior to the date of grant.

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2021 LTIP Summary of Results
The performance metrics chosen for the 2021 Long-Term Incentive Plan (the “2021 LTIP”) were: Total Shareholder Return, Adjusted Efficiency Ratio, and Average Non-Interest-Bearing Deposits/Total Deposits. Since the Merger closed in the middle of the first quarter of 2021, the financial statements for the Company for the first quarter of 2021 did not include a full quarter of operations of Legacy Bridge. As such, the Compensation Committee determined that the starting point of the measurement period should begin on April 1, 2021 (for the Total Shareholder Return and Adjusted Efficiency ratio) to capture 100% of the operating results of the combined entity. The Average Non-Interest-Bearing Deposits/Total Deposits was measured for the quarter ended December 31, 2023. As with the 2023 LTIP, the 2021 LTIP was comprised of 60% performance -based restricted stock and 40% time-vested restricted stock. The time-vested restricted stock was awarded in 2021 and vests ratably over three years, with the final vesting occurring on July 1, 2024. While the performance results have already been determined, the performance-based restricted shares will actually vest on June 30, 2024.
In order for the performance shares to vest, performance must be at or above the threshold performance set by the Compensation Committee. Once the defined threshold level of performance is achieved, payouts can vary from 50% of Target for Threshold level of performance to a maximum payout of 150% of Target for Maximum performance. Performance in between levels is interpolated on a straight-line basis to reward incremental performance. TSR performance was measured based on the Company’s performance relative to constituents of the KBW Regional Banking Index.
The table below reflects the performance metrics selected for the PRSAs for the 2021 LTIP performance cycle and the results for each metric.
Metric	Weighting	Threshold	Target	Maximum	Results	Attainment of Target
Total Shareholder Return (“TSR”)(1)	30%	25th percentile	50th percentile	75th percentile	51st percentile	102.0%
Adjusted Efficiency Ratio(1)(2)	35%	55%	51.0%	47%	51.7%	91.3%
Average Non-Interest-Bearing Deposits/Average Deposits(3)	35%	35%	40.0%	45%	28.9%	0.0%
Overall; Payout as a Percent of Target						62.5%
(1) Measurement period is from April 1, 2021 through December 31, 2023 for TSR and Adjusted Efficiency Ratio.
(2) Excludes net interest income from SBA PPP, gains from sale of securities and other assets, Merger-related expenses, branch closure expenses, expenses related to termination of borrowings, and other one-time items.
(3) Results based on the quarter ended December 31, 2023.
It should be noted that the Average Non-Interest-Bearing Deposits/Average Deposits metric fell below the Threshold level. This was primarily due to the significant change in the macroeconomic environment with the Federal Reserve raising interest rates by over 500 basis points since the Company’s 2021 strategic plan was developed. While the change to the macroeconomic environment was not contemplated when the goals were set, the Compensation Committee did not make any alterations to the goal achievement results for this metric, despite noting the overall result could be partly explained by the significant change in external factors. The NEOs were given no credit for this metric.
Based on the results of all of the above components of the 2021 LTIP, the following shares will be awarded on June 30, 2024.
Stuart H. Lubow	3,900
Avinash Reddy	1,950
Michael Fegan	1,462
Conrad J. Gunther	1,716
Patricia M. Schaubeck	1,365
Performance-Based, Promotion Equity Awards
The Compensation Committee, with input from the Compensation Committee’s independent advisor, granted, as of September 1, 2023, performance-based, promotion equity awards to Messrs. Lubow and Fegan in conjunction with their recent promotions to CEO and Senior Executive Vice President, respectively. Performance-based, promotion equity awards are extraordinary and are not a standard component of the executive compensation program.
The guiding principles used in determining the awards included:
• Award should be entirely performance-based and goals should align with the goals under the Company’s 2023-2025 Strategic Plan, and
• The awards needed to be meaningful to garner goodwill and support retention.
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In addition, the grant to Mr. Lubow was in recognition of his leadership in developing the Company’s 2023-2025 strategic plan and as an incentive to achieve the goals associated with the Company’s strategic plan. Mr. Lubow was essential in the hiring of deposit-gathering teams from closed regional banks in 2023. Those teams are expected to continue to enhance the Company’s deposit franchise relative to New York/New Jersey metropolitan area peer banks. He has also been tasked with moderating the Company’s CRE concentration ratio. These objectives focus on key annual & long-term objectives we believe are critical in creating value for shareholders.
Consistent with the foregoing, the performance metrics for Mr. Lubow are Relative Deposit Franchise Quality Among Metro NY/NJ Peer banks, Relative Total Shareholder Return, and CRE Concentration Ratio. These metrics require the achievement of goals that are as demanding or more demanding than those used in the Company’s other incentive plans.
Metric	Weighting	Threshold	Target	Maximum
Relative Deposit Franchise Quality Among Metro NY/NJ Banks(1)	40.0%	25th Percentile	50th Percentile	75th Percentile
Relative Total Shareholder Return(2)	40.0%	50th Percentile	65th Percentile	80th Percentile
CRE Concentration Ratio (Consolidated)(3)	20%	525.0%	485.0%	460.0%
Percent of Target Earned		80%	100%	120%
(1) Includes Metropolitan Commercial Bank, ConnectOne Bank, OceanFirst Bank, Brookline Bank, First National Bank of Long Island, Peapack- Gladstone Bank, Flushing Bank, Provident Bank, Columbia Bank, Flagstar Bank, Valley Bank, and Webster Bank. Metric includes the cost of total deposits and non-interest-bearing deposit percentage. Measurement period for cost and average balances is June 30, 2025 to June 30, 2026.
(2) Measurement period is September 1, 2023 to August 31, 2026.
(3) Measured at June 30, 2026.
The performance-based awards cliff vest on August 31, 2026 and include the achievements in 2023 toward accomplishing the performance objectives. Assuming vesting of the performance-based, promotion equity awards to Mr. Lubow at Target, the grant date value of the awards was $1,625,048. The grant date value at Maximum was $1,755,052.
For Mr. Fegan, in addition to his promotion to Senior Executive Vice President in 2023, the performance-based, promotion equity grant was in recognition of his overall value to the Company. Mr. Fegan was integral to the successful implementation of the Bank’s online account opening system and escrow management platform. The Company views Mr. Fegan as an essential part of the Company’s future success. He is responsible for the Company’s technology, loan administration, deposit operations, and facilities departments. The performance metrics for Mr. Fegan’s grant mirror the 2023 LTIP performance metrics, as discussed above under “2023 LTIP,” and provides for a Threshold level of 7,500 shares and a Maximum level of 12,500 shares.
Assuming vesting of the performance-based, promotion equity awards to Mr. Fegan at Target, the grant date value of the awards was $216,674. The grant date value at Maximum was $243,758.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. In lieu of any specific perquisites, Mr. Lubow is paid an annual sum of $100,000 and Messrs. Reddy and Gunther are paid an annual sum of $50,000. Mr. Fegan and Ms. Schaubeck are paid a car allowance of $700 per month. In addition, the NEOs are eligible to participate in the plans and programs described above. Attributed costs of personal benefits described for the NEOs for the fiscal year ended December 31, 2023 are included in the “All Other Compensation” column of the “Summary Compensation Table, “ below. The Company and the Bank have entered into employment agreements with Messrs. Lubow, Reddy and Gunther, and change in control employment agreements with Mr. Fegan and Ms. Schaubeck, which are described under the heading “Employment Agreements, “ below.
Retirement and Other Benefits
401(k) Plan
The Bank maintains the Dime Community Bank 401(k) Plan for the benefit of its employees, including the NEOs. During 2023, the Bank matched 100% of the employee’s contributions up to 1% of pay plus 50% of the employee’s contributions that exceed 1% but are less than 6% of pay (a maximum company match of 3.5% of pay). All employees, including the NEOs, can defer a minimum of 1% and a maximum of 100% of their annual income as long as the deferred compensation does not exceed Internal Revenue Service (“IRS”) limits. In addition, employees at Tier 2 and Tier 3 (Tiers described below) may receive a discretionary profit-sharing benefit. No profit-sharing benefits were paid for 2023.
The Pension Plan
Mr. O’Connor was a participant in the Legacy BNB non-contributory, tax-qualified defined benefit pension plan until August 31, 2023. Compensation used to determine benefits in the plan are all wages, tips, and other compensation as reported on form W-2, such as any amounts which are treated as salary reduction contributions under 401(k) plan, a cafeteria plan, or a qualified flexible benefit plan. The Normal Benefit Form

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is a Single Life Pension with 60 payments guaranteed. There are a number of optional forms of benefit available to participants, all of which are adjusted actuarially. Participants are eligible for early retirement upon attaining age 55. As required by law, The Pension Plan is covered by the insurance program of the Pension Benefit Guaranty Corporation. Effective December 31, 2023, the Bank froze benefits and terminated the plan for all participants. Mr. O’Connor was the only NEO in this plan.
Mr. Lubow and Community National Bank are parties to the Community National Bank Supplemental Executive Retirement Plan Agreement (the “CNB SERP”), dated April 3, 2012, which provides for nonqualified supplemental pension benefits to be paid to Mr. Lubow under certain conditions. Legacy Bridge merged with Community National Bank in 2015 and assumed all obligations under the CNB SERP. Payments to Mr. Lubow commenced in 2022. To restore the lost benefits of the terminated Legacy BNB SERP and the terminated Legacy BMP to the NEOs, the Company adopted the SERP. The SERP is intended to make participants in the SERP whole for the amounts that would have been contributed to the Pension Plan and the 401(k) Plan but for limits imposed by the Internal Revenue Code of 1986. Participation in the SERP commenced on October 1, 2021. Messrs. O’Connor’s, Lubow’s, Reddy’s and Gunther’s Employment Agreements provide that the executive shall be entitled to participate in benefits plans sponsored by the Company, including, without limitation, a supplemental executive retirement plan to the extent such plan is being provided to similarly situated executives in the Company. Messrs. O’Connor and Lubow participate in the defined benefit component of the SERP, under which the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Pension Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is actually entitled to under the Pension Plan at normal retirement. Messrs. O’Connor, Lubow, Reddy, Fegan, Gunther and Ms. Schaubeck participate under the defined contribution component of the SERP, which is the difference between (i) the total matching contribution that would have been contributed by the Bank to the executive’s account under the 401(k) Plan based on the executive’s compensation, without taking into account limitations on compensation and annual benefits; and (ii) the maximum amount that could have been contributed to the executive’s account under the 401(k) Plan with respect to such compensation.
Risk Assessment
The Compensation Committee charter provides that the Compensation Committee is responsible for reviewing the Company’s incentive compensation arrangements to ensure that they are balanced with respect to risk, have effective controls and are compatible with regulatory guidance. The Company’s compensation program is designed to mitigate risk by: (1) providing competitive non-performance-based salaries, retirement and fringe benefits, (2) incorporating cash incentives to reward current successes, in relation to forecast performance derived from the Strategic Plan, and (3) including long-term incentives in the form of stock awards and performance-based shares, as well as maintaining stock ownership and retention requirements, to sustain focus on long-term shareholder value.
The Company’s Incentive Compensation Policy requires an annual review of incentive plans by the Bank’s Enterprise Risk Management department for any material changes from the prior year. The annual review is presented to the Compensation Committee. Periodically, and at least every third year, the plans are reviewed by the Compensation Committee’s independent compensation consultant. The independent compensation consultant assists the Compensation Committee in the review of potential risks stemming from the Company’s compensation programs by conducting a comprehensive review and evaluation of incentive plans covering all eligible employees of the Company. Interim compensation actions such as special stock grants, base salary increases to individuals outside of the regular time schedule for such action, or other special circumstances are considered by the Compensation Committee in the context of exposing the Company and/or Bank to undue risk. In 2023, an internal review of the incentive compensation plans was undertaken by Enterprise Risk Management. Changes to the plans from 2022 were not deemed material and the Compensation Committee concluded that the Company’s compensation policies, practices and programs did not promote excessive risk taking or pose risks that are reasonably likely to have a material adverse effect on the Company. An independent review of the Company’s incentive plans will be undertaken in 2024 by the Committee’s independent compensation consultant.
Role of Management in Compensation Decisions
In order for the Compensation Committee to make decisions regarding base salary, annual and long-term incentives, and other aspects of the Company’s benefit programs, the CEO and the Director of Human Resources are asked to provide input on corporate objectives and individual performance. Input from these individuals is considered to be suggestions and recommendations for the Compensation Committee’s consideration. The NEOs do not attend portions of the Compensation Committee meetings during which their individual performance is being evaluated or their compensation is being determined. The CEO annually reviews the performance and determines the compensation for senior management of the Company who are not NEOs.
Clawback Policy
The Compensation Committee revised the Company’s clawback policy in July 2023 to comply with final rules adopted by the SEC to implement the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recoupment of incentive-based compensation. The policy applies in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the Federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The incentive-based compensation
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subject to clawback is the incentive-based compensation received by an Executive Officer during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described. The amount of incentive-based compensation subject to the clawback policy is the amount of incentive-based compensation received that exceeds the amount of incentive based-compensation that otherwise would have been received had it been determined based on the restated amounts in the Company’s financial statements and computed without regard to any taxes paid.
Stock Ownership Guidelines
The Board of Directors believes it is in the best interests of its shareholders, and promotes the Company’s commitment to sound corporate governance, that every director and NEO possess a meaningful personal financial interest in the Company. In the opinion of the Board of Directors, such an investment commits the individual to the future of the Company and aligns his/her interests with those of the Company’s shareholders. The minimum Common Stock ownership requirement must be satisfied within three years of the later of adoption of, or becoming subject to, these guidelines. The following shares of Common Stock count towards the minimum stock ownership guidelines: shares owned outright or jointly with an immediate family member, shares in benefit plans such as the 401(k), and unvested restricted shares. Shares that vest based on achievement of performance conditions do not count toward the minimum stock ownership guidelines. All directors and NEOs must retain ownership of 100% of shares received through the vesting of restricted stock or the exercise of stock options until he or she is in compliance with the applicable, fully phased-in, minimum Common Stock ownership requirement. The Corporate Governance Committee periodically, however, no less than annually, reviews the compliance of each director and NEO with these Common Stock ownership guidelines.
These guidelines allow for extenuating circumstances and discretion in the evaluation process. As of December 31, 2023, all directors and NEOs were in compliance with the Company’s stock ownership guidelines or were within the three-year period to achieve compliance.
The minimum stock ownership guidelines are:
Directors:	Five times (5.0x) annual cash retainer
CEO:	Five times (5.0x) annual base salary
Other NEOs:	Two times (2.0x) annual base salary
Pledging and Anti-Hedging Policies
Directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Also, directors, officers and other employees are prohibited from entering into any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of the Company Common Stock would affect the value of the shares of Company Common Stock owned by the director, officer or employee. This policy provides that examples of prohibited hedging transactions include (i) short sales of the Company Common Stock (the practice of selling a security borrowed from another), (ii) buying put options or selling call options relating to the Company Common Stock, (iii) selling security futures contracts relating to Company Common Stock, (iv) entering into prepaid variable forward sale contracts, equity swaps, or zero cost collars relating to the Company Common Stock, and (v) contributing Company Common Stock to an exchange fund in exchange for an interest in the fund.
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
1. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and
2. Based on the review and discussions referred to in paragraph 1 above, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders.
COMPENSATION AND HUMAN RESOURCES COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.
Rosemarie Chen (Chairperson)
Michael P. Devine, Member
Matthew A. Lindenbaum, Member
Albert E. McCoy, Jr., Member

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SUMMARY COMPENSATION TABLE
The following table sets forth information concerning compensation paid to the NEOs for the years ended December 31, 2023, 2022 and 2021.
Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Stock Options(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
Stuart H. Lubow Chief Executive Officer	2023	$900,962	$—	$1,868,314	$—	$1,207,781	$347,611	$197,558	$4,522,226
	2022	$700,000	$500,000	$454,975	$—	$914,223	$448,639	$216,845	$3,234,682
	2021	$632,692	$750,000	$1,654,971	$—	$983,813	$198,956	$356,810	$4,577,242
Avinash Reddy Senior Executive Vice President & Chief Financial Officer	2023	$518,269	$—	$193,787	$—	$325,172	$—	$94,037	$1,131,265
	2022	$500,000	$250,000	$174,959	$—	$293,857	$—	$106,393	$1,325,209
	2021	$451,923	$500,000	$827,456	$—	$316,226	$—	$137,086	$2,232,691
Michael Fegan Senior Executive Vice President & Technology Officer	2023	$396,923	$—	$358,727	$—	$225,762	$—	$40,226	$1,021,638
Conrad J. Gunther Senior Executive Vice President & Chief Lending Officer	2023	$465,723	$—	$175,420	$—	$294,327	$—	$98,266	$1,033,736
	2022	$440,000	$250,000	$153,940	$—	$258,595	$—	$110,320	$1,212,855
	2021	$397,692	$500,000	$800,149	$—	$278,279	$—	$177,954	$2,154,074
Patricia M. Schaubeck Executive Vice President & General Counsel	2023	$375,000	$—	$138,422	$—	$202,289	$—	$37,689	$753,400
	2022	$368,269	$112,500	$131,193	$—	$195,905	$—	$43,792	$851,659
	2021	$316,346	$225,000	$481,704	$—	$172,167	$—	$53,670	$1,248,887
Former NEO
Kevin M. O’Connor Chief Executive Officer	2023	$636,923	$—	$539,841	$—	$—	$295,686	$8,663,353	$10,135,803
	2022	$900,000	$750,000	$584,959	$—	$1,175,430	$568,791	$276,482	$4,255,662
	2021	$885,577	$750,000	$2,572,445	$—	$1,264,902	$246,142	$3,955,246	$9,674,312
(1) Mr. Fegan is a NEO for the first time in 2023 and, pursuant to SEC rules, compensation for prior years is not required to be reported.
(2) For 2023, the annual base salaries of Messrs. Lubow, Reddy, Fegan and Gunther were increased to $975,000, $525,000, $405,000 and $475,200, respectively, effective April 1, 2023.
(3) For 2022 and 2021, reflects payments made on February 1, 2022 and February 1, 2021, respectively, for the cash portion of the retention bonus granted to each NEO on February 1, 2021 in connection with the Merger.
(4) The amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC No. 718, of (a) restricted stock awards and performance-based restricted stock awards, at the Target level, pursuant to the 2023 LTIP, and (b) the performance-based, promotion equity awards granted to Messrs. Lubow and Fegan, at the Target level. See discussion of “2023 LTIP” and “Performance-Based, Promotion Equity Awards” in the above Compensation Discussion and Analysis. Assumptions used in the calculation of these amounts are included in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K. Included in this column are the dollar amounts of (i) the value of time-based restricted stock awards granted in March 2023 to the following NEOs: Mr. Lubow $181,992, Mr. Reddy $83,989, Mr. Fegan, $64,797, Mr. Gunther $76,032, Ms. Schaubeck $59,999, and Mr. O’Connor $234,000, (ii) the value of the performance-based restricted stock awards granted in March 2023 assuming vesting at the Target level to the following NEOs: Mr. Lubow $237,893, Mr. Reddy $109,798, Mr. Fegan $84,693, Mr. Gunther $99,388, Ms. Schaubeck $78,423, and Mr. O’Connor $305,841, and (iii) the value of the performance-based, promotion restricted stock awards granted as of September 1, 2023, assuming vesting at Target level, to Mr. Lubow and Mr. Fegan in the amounts of $1,448,429 and $209,237, respectively. Assuming vesting of performance-based restricted stock at the Maximum level, the value of these performance-based awards would have been as follows: Mr. Lubow $1,935,911, Mr. Reddy $134,993, Mr.
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Fegan $340,425, Mr. Gunther $122,184, Ms. Schaubeck $96,434, and Mr. O’Connor $376,053. The performance-based shares vest based on actual performance of the metrics at the end of the three-year performance period. The vesting schedule for awards under the 2023 LTIP and the performance-based, promotion equity grants are described in the “Outstanding Equity Awards at Fiscal Year-End” table below. Mr. O’Connor forfeited all of his stock awards upon the termination of his employment on August 31, 2023.
(5) The amounts represent the grant date fair value of stock options computed in accordance with FASB ASC No. 718. Assumptions used in the calculation of these amounts are included in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K.
(6) Included in this column are the amount of the cash awards under the 2023 AIP. See discussion of “2023 AIP” in the above Compensation Discussion and Analysis.
(7) Based on the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2023, 2022, and 2021, respectively. Reflects change in present value of accumulated benefits under the Pension Plan, for Mr. O’Connor, and the pension plan component of the SERP for Messrs. Lubow and O’Connor.
(8) Details of the amounts reported in the “All Other Compensation” column for 2023 are provided in the table below.
	Itemization of All Other Compensation of Summary Compensation Table for 2023
Name	401(k) Contribution ($)	Dividends on Stock ($)	Auto ($)	Life Insurance ($)	Cash in Lieu of Perquisites ($)	Severance ($)(1)	Other ($)(2)	Total ($)
Stuart H. Lubow	$11,550	$31,900	$—	$2,127	$100,000	$—	$51,981	$197,558
Avinash Reddy	$11,550	$15,243	$—	$370	$50,000	$—	$16,874	$94,037
Michael Fegan	$11,550	$10,055	$8,400	$1,022	$—	$—	$9,199	$40,226
Conrad J. Gunther	$11,550	$14,815	$—	$8,100	$50,000	$—	$13,801	$98,266
Patricia M. Schaubeck	$10,619	$9,851	$8,400	$1,387	$—	$—	$8,432	$37,689
Former NEO
Kevin M. O’Connor	$11,550	$42,653	$—	$3,196	$100,000	$8,291,683	$214,271	$8,663,353
(1) Included in this column are the Company’s contributions to the 401(k) portion of each NEO’s account balance under the SERP and, for Mr. O’Connor, reimbursement of legal fees in the amount of $135,000 in connection with his separation from the Company.
(2) Severance for Mr. O’Connor includes, in accordance with his Employment Agreement, his pro-rated 2023 bonus of $782,547, three years’ base salary and 2022 bonus totaling $6,226,290, payment in lieu of contributions to defined benefits plan of $1,205,850, and thirty-six months payment for 150% of COBRA and 150% of life insurance premiums totaling $76,996.
EMPLOYMENT AGREEMENTS
Employment Agreements with Messrs. Lubow, Reddy and Gunther. The Company and the Bank are parties to employment agreements with Messrs. Lubow, Reddy, and Gunther, setting forth the terms of the executives’ employment with the Company and the Bank. The employment agreements are for a term of three (3) years, subject to a daily renewal, unless the Company provides the executive with a written notice of non-renewal at least ninety (90) days before a renewal date. Mr. Lubow’s employment agreement provides for an annual base salary of not less than $700,000, an annual cash bonus opportunity in an amount at least equal to 100% of Base Salary at target, an annual equity award with a fair market value equal to an amount at least equal to 65% of Base Salary as of the grant date, and an annual cash allowance of $100,000 in lieu of perquisites. Mr. Reddy’s employment agreement provides for an annual base salary of not less than $500,000, an annual cash bonus opportunity in an amount at least equal to 45% of Base Salary at target, an annual equity award with a fair market value equal to an amount at least equal to 35% of Base Salary as of the grant date, and an annual cash allowance of $50,000 in lieu of perquisites. Mr. Gunther’s employment agreement provides for an annual base salary of not less than $440,000, an annual cash bonus opportunity in an amount at least equal to 45% of Base at target, an annual equity award with a fair market value equal to an amount at least equal to 35% of Base Salary as of the grant date, and an annual cash allowance of $50,000 in lieu of perquisites.

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If the executive’s employment is terminated by the Company and the Bank without cause or the executive officer resigns for good reason, he would be entitled to the following payments and benefits: the sum of (1) an amount equal to the product of (x) the executive’s annual cash bonus for the fiscal year immediately preceding the fiscal year in which the event of termination occurs (which we refer to as the “Recent Bonus”) if such bonus has not been paid as of the date of the event of termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 (which we refer to as the “Pro Rata Bonus”); (2) the amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the Recent Bonus; (3) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three-year period following the date of termination (which we refer to as the “Benefits Period”); and (4) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. The executive shall also be entitled to outplacement services the scope and provider of which shall be selected by the Company or the Bank, provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the date of termination.
If the executive’s employment is terminated by reason of death or disability, the executive shall be entitled to the following from the Bank: (a) an amount equal to the product of the most recent annual cash bonus multiplied by a fraction, with the numerator equal to the number of days in the current fiscal year through the date of termination due to death or disability and the denominator equal to 365, (b) any unvested restricted stock awards subject to time-based vesting shall become fully and immediately vested, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement, and (c) any unvested performance stock awards shall become fully and immediately vested and pro-rated based on actual performance and if actual performance is not determinable, at target, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement.
In consideration for the foregoing payments and benefits payable upon a termination by the Company and the Bank, as applicable, without cause or by the executive officer for good reason prior to a change in control, the executive is required to execute a release of claims in favor of the Company and the Bank. In addition, the employment agreement contains restrictive covenants concerning nondisclosure of confidential information, mutual non-disparagement of either party and a one-year non-solicitation and one-year noncompetition restriction. However, if the executive’s employment is terminated following a change in control, the non-competition and non-solicitation restrictions shall apply for the period of time mutually agreed to by the parties, and in no event shall the time period be less than six months or exceed two years. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave the executive officer better off on an after-tax basis.
Defense of Tax Position Agreements with Messrs. Lubow Reddy and Gunther. The Company and the Bank are parties to Defense of Tax Position Agreements with Messrs. O’Connor, Lubow, Reddy and Gunther. The Agreements provide that the Company will pay the costs of defending the executive’s tax position related to any claim by the United States Internal Revenue Service (together with any state or local taxing authority) with respect to any excise tax due under Section 4999 of the Internal Revenue Code; provided, however, such agreement shall only provide defense expense reimbursement but will not entitle the executive to reimbursement for any taxes, excise taxes or penalties under Section 4999. The Agreements do not entitle the executives to a gross-up.
Change in Control Employment Agreements with Mr. Fegan and Ms. Schaubeck. The Company and the Bank have entered into a change in control employment agreements with Mr. Fegan and Ms. Schaubeck. The agreements are for a term of three (3) years, subject to a daily renewal, unless the Company provides the executive with a written notice of non-renewal at least sixty (60) days before a renewal date. If during the Employment Period, the executive’s employment is terminated by the Company and the Bank without cause or if the executive resigns for good reason, he or she would be entitled to the following payments and benefits: the sum of (1) his or her Pro Rata Bonus; (2) the amount equal to the product of (a) three and (b) the sum of (c) the executive’s base salary and (d) the Recent Bonus; (3) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which the executive participates as of immediately prior to the date of termination that he or she would receive for the Benefits Period; and (4) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for the executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. The executive shall also be entitled to outplacement services the scope and provider of which shall be selected by the Company or the Bank, provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the date of termination. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave the executive officer better off on an after-tax basis. If the executive’s employment is terminated by reason of death or disability, he or she shall be entitled to an amount equal to the product of the most recent annual cash bonus multiplied by a fraction, with the numerator equal to the number of days in the current fiscal year through the date of termination due to death or disability and the denominator equal to 365.
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GRANTS OF PLAN BASED AWARDS
The following table sets forth certain information pertaining to grants of Plan Based Awards to the NEOs during 2023.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3) (#)(d)	All Other Option Awards: Number of Securities Underlying Options (#) (d)	Exercise or Base Price of Options Awards ($/Sh) Awards(4) $(e)	Grant Date Fair Value of Stock and Options Awards(4) $(e)
		Threshold (a)	Target (b)	Maximum (c)	Threshold (#)	Target (#)	Maximum (#)
Stuart H. Lubow		$487,500	$975,000	$1,462,500	—	—	—	—	—	—	—
	03/31/23	—	—	—	5,747	11,494	17,240	7,662	—	—	$419,885
	09/01/23				60,000	75,000	90,000				$1,448,429
Avinash Reddy		$131,250	$262,500	$393,750	—	—	—	—	—	—	—
	03/31/23	—	—	—	2,652	5,305	7,957	3,536	—	—	$193,787
Michael Fegan		$91,125	$182,250	$273,375
	03/31/23				2,046	4,092	6,138	2,728			$149,490
	09/01/23				7,500	10,000	12,500				$209,237
Conrad J. Gunther		$118,800	$237,600	$356,400	—	—	—	—	—	—	—
	03/31/23	—	—	—	2,401	4,802	7,202	3,201	—	—	$175,420
Patricia M. Schaubeck		$84,375	$168,750	$253,125	—	—	—	—	—	—	—
	03/31/23	—	—	—	1,894	3,789	5,684	2,526	—	—	$138,422
Former NEO
Kevin M. O’Connor		$450,000	$900,000	$1,350,000	—	—	—	—	—	—	—
	03/31/23	—	—	—	7,388	14,777	22,165	9,852	—	—	$539,841
(1) The information in these columns reflects the range of possible payments under the 2023 AIP. For an explanation of the incentive opportunities, see the section above titled “Compensation Discussion and Analysis – 2023 Annual (Cash) Incentive Plan (“2023 AIP”).”
(2) The information in these columns reflects the range of possible awards for vesting of PRSAs. (a) The awards granted on March 31, 2023 will vest based on the achievement of two pre-determined performance goals: Relative Total Shareholder Return for the performance period January 1, 2023 to December 31, 2025 and Relative Deposit Franchise Quality Among Metro NY/NJ Banks for the performance period January 1, 2025 to December 31, 2025. In March 2023, the Compensation Committee approved threshold, target and maximum opportunities based on consultation with an independent compensation consulting firm ranging from 50% to 150% of threshold level of performance. For an explanation of the performance goals, see the section above titled “Compensation Discussion and Analysis – 2023 Long-Term (Equity) Incentive Plan (“2023 LTIP”).” (b) The performance-based, promotion equity award granted to Mr. Lubow, with a grant date of September 1, 2023, will vest based on the achievement of three pre-determined performance goals: Relative Deposit Franchise Quality Among Metro NY/NJ Banks (40% weighting) for the performance period January 1, 2025 to December 31, 2025, and Relative Total Shareholder Return (40% weighting) and CRE concentration (20% weighting), for the performance period January 1, 2023 to December 31, 2025. The performance-based, promotion equity award granted to Mr. Fegan, with a grant date of September 1, 2023, will vest based on the achievement of two pre-determined performance goals: Relative Total Shareholder Return for the performance period January 1, 2023 to December 31, 2025 and Relative Deposit Franchise Quality Among Metro NY/NJ Banks for the performance period January 1, 2025 to December 31, 2025. For an explanation of the performance goals, see the section above titled “Compensation Discussion and Analysis – Performance-Based, Promotion Equity Awards.”
(3) The amounts shown in column (d) reflect the number of shares of time-vested restricted stock granted in March 2023 to each NEO pursuant to the 2023 LTIP.
(4) The amounts included in column (e) reflect the full grant date fair value of the restricted stock awards calculated in accordance with FASB ASC No. 718, based on attaining the performance at the target level.

47

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information pertaining to outstanding equity awards held by the NEOs as of December 31, 2023.
Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($/sh)	Option expiration date	Number of shares or units of stock that have not vested	Market Value of shares or units of stock that have not vested(1) ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(1) ($)
Stuart H. Lubow	—	—	—	—	30,924(2)	$832,783	98,444(7)	$2,651,124
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Avinash Reddy	—	—	—	—	14,762(3)	$397,541	10,369(7)	$279,237
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Michael Fegan	—	—	—	—	9,770(4)	$263,106	17,889(7)	$481,751
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Conrad J. Gunther	—	—	—	—	14,182(5)	$381,921	9,258(7)	$249,318
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Patricia M. Schaubeck	—	—	—	—	9,533(6)	$256,724	7,485(7)	$201,571
Former NEO
Kevin M. O’Connor	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
(1) Amounts based on closing price of our Common Stock as of December 31, 2023 ($26.93), as reported on the NASDAQ®.
(2) 9,182 shares vest on February 1, 2024; 9,184 shares vest on February 1, 2025; 1,386 shares vest on July 1, 2024; and 3,510 shares vest in equal installments on March 31, 2024 and March 31, 2025; and 7,662 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2023.
(3) 4,591 shares vest on February 1, 2024; 4,592 shares vest on February 1, 2025; 693 shares vest on July 1, 2024; and 1,350 shares vest in equal installments on March 31, 2024 and March 31, 2025; and 3,536 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2023.
(4) 2,754 shares vest on February 1, 2024; 2,756 shares vest on February 1, 2025; 520 shares vest on July 1, 2024; and 1,012 shares vest in equal installments on March 31, 2024 and March 31, 2025; and 2,728 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2023.
(5) 4,591 shares vest on February 1, 2024; 4,592 shares vest on February 1, 2025; 610 shares vest on July 1, 2024; and 1,188 shares vest in equal installments on March 31, 2024 and March 31, 2025; and 3,201 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2023.
(6) 2,754 shares vest on February 1, 2024; 2,756 shares vest on February 1, 2025; 485 shares vest on July 1, 2024; and 1,012 shares vest in equal installments on March 31, 2024 and March 31, 2025; and 2,526 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2023.
(7) For Mr. Lubow, 11,951 shares cliff vest at Target in 2024 upon satisfaction of performance requirements, and 86,493 shares cliff vest at Target in 2025 upon satisfaction of performance requirements.
For Mr. Reddy, 5,064 shares cliff vest at Target 2024 upon satisfaction of performance requirements, and 5,305 shares cliff vest at Target in 2025 upon satisfaction of performance requirements.
48

For Mr. Fegan, 3,797 shares cliff vest at Target 2024 upon satisfaction of performance requirements, and 14,092 shares cliff vest at Target in 2025 upon satisfaction of performance requirements.
For Mr. Gunther, 4,456 shares cliff vest at Target in 2024 upon satisfaction of performance requirements, and 4,802 shares cliff vest at Target in 2025 upon satisfaction of performance requirements.
For Ms. Schaubeck, 3,696 shares cliff vest at Target in 2024 upon satisfaction of performance requirements, and 3,789 shares cliff vest at Target in 2025 upon satisfaction of performance requirements.
OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding the value realized by our NEOs on option exercises and stock awards vested during the year ended December 31, 2023.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stuart H. Lubow	—	—	12,322	$345,255
Avinash Reddy	—	—	5,958	$168,015
Michael Fegan	—	—	3,780	$104,936
Conrad J. Gunther	—	—	5,794	$164,982
Patricia M. Schaubeck	—	—	3,745	$104,319
Former NEO
Kevin M. O’Connor	—	—	21,934	$657,603
(1)  Based on the closing price of our Common Stock on the respective vesting dates.

49

PENSION BENEFITS
The Bank maintains the SERP, which is a non-qualified deferred compensation plan, to provide benefits for certain executives and officers. The SERP is designed to compensate for the benefits reduced under the 401(k) and the Pension Plan due to the application of the compensation dollar limits and annual benefit limits under the Internal Revenue Code of 1986, as amended (the “Code”).
Under the terms of the SERP, the amount of a participant’s annual 401(k) credit and/or annual pension credit is generally equal to the excess of the annual benefit to which the participant would have been entitled under the 401(k) Plan and/or the Pension Plan if the compensation dollar limits under the Code did not apply for each plan year. A participant’s account balance will be fully vested at all times. Messrs. O’Connor and Lubow are the only NEOs that participate in the Pension Plan benefit under the SERP.
The following table sets forth certain information pertaining to the present value of accumulated benefits payable to Messrs. O’Connor and Lubow as of December 31, 2023. The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stuart H. Lubow	SERP	3	$1,027,586	—
Former NEO
Kevin M. O’Connor	SERP	3	$1,141,681	—
	Pension Plan	14	$591,849	—
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Stuart H. Lubow	—	$51,981	($5,499)	—	$146,400
Avinash Reddy	—	$16,874	$14,183	—	$76,415
Conrad J. Gunther	—	$13,801	$6,033	—	$59,703
Michael Fegan	—	$9,199	$3,645	—	$30,868
Patricia M. Schaubeck	—	$8,432	$3,705	—	$30,514
Former NEO
Kevin M. O’Connor	—	$79,271	$25,300	—	$236,489
(1) Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the NEO in the Summary Compensation Table.
As previously disclosed, under the terms of the SERP, the amount of a participant’s annual 401(k) credit and/or annual pension credit is generally equal to the excess of the annual benefit to which the participant would have been entitled under the 401(k) Plan and/or the Pension Plan if the compensation dollar limits under the Code did not apply for each plan year. A participant’s account balance will be fully vested at all times.
50

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table shows estimated payments that would be made to the NEOs upon specified events, assuming such events occurred on December 31, 2023, pursuant to each NEO’s employment agreement, change in control employment agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. The NEOs are participants in a SERP, as described above in the Pension Benefits and Nonqualified Deferred Compensation section of this Proxy Statement, and details regarding their benefits in the SERP are disclosed in the Pension Benefits table and the Nonqualified Deferred Compensation table of this Proxy Statement.
Name	Involuntary Termination ($)	Involuntary Termination after Change in Control ($)	Disability ($)	Death ($)
Stuart H. Lubow Stock Based Incentive Plans Employment Agreement
	—	$3,483,907(2)	$3,483,907(2)	$3,483,907(2)
	$7,007,845(1)	$7,190,176(3)	$914,223(4)	$914,223(4)
Avinash Reddy Stock Based Incentive Plans Employment Agreement
	—	$676,778(2)	$676,778(2)	$676,778(2)
	$2,889,668(1)	$2,923,221(3)	$293,857(4)	$293,857(4)
Michael Fegan Stock Based Incentive Plan Change in Control Employment Agreement
	—	$744,857(2)	$744,857(2)	$744,857(2)
	—	$2,095,668(3)	—	—
Conrad J. Gunther Stock Based Incentive Plans Employment Agreement
	—	$631,239(2)	$631,239(2)	$631,239(2)
	$2,704,660(1)	$2,734,186(3)	$258,595(4)	$258,595(4)
Patricia M. Schaubeck Stock Based Incentive Plans Change in Control Employment Agreement
	—	$458,475(2)	$458,475(2)	$458,475(2)
	—	$1,972,553(3)	—	—
(1) For Messrs. Lubow, Reddy and Gunther, this amount represents the sum of: (i) the executive’s annual cash bonus for the fiscal year immediately preceding the fiscal year in which the event of termination occurs (the “Recent Bonus”), (ii) an amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the Recent Bonus; (iii) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three-year period following the date of termination (the “Benefits Period”); and (iv) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period.
(2)  This amount represents the value of unvested restricted stock units and restricted stock awards, subject to time-based and performance-based vesting (at target), that become fully vested upon certain events, including death, disability and a qualifying termination of employment following a change in control.
(3) In the event of an involuntary termination after a change in control, this amount represents the sum of (i) an amount equal to the product of (a) the Recent Bonus; (ii) the amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the greater of the Annual Cash Bonus (at target) in the year of a change in control or the average of the annual cash bonus earned by the executive during the three years prior to a change in control (including the full value of the annual cash bonus, whether payable in cash or another form); (iii) an amount equal to

51

the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the Benefits Period; and (iv) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. In consideration for the foregoing payments and benefits, each employment agreement contains restrictive covenants concerning nondisclosure of confidential information, mutual non-disparagement of either party and non-competition and non-solicitation restrictions, which shall apply for the period of time mutually to be agreed to by the parties, and in no event shall the time period be less than six months or exceed two years. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments shall be reduced if such reduction would leave the executive officer better off on an after-tax basis, and accordingly, the amount shown in this column may be reduced.
(4) In the event of death or disability, this amount represents the Recent Bonus.
In connection with the Company’s succession planning, Mr. O’Connor stepped down as Chief Executive Officer effective August 31, 2023 (the “Separation Date”), on which date his employment ended, and entered into an Agreement and General Release, dated July 27, 2023, with the Company and the Bank (the “Agreement”). Upon execution and non-revocation of the Agreement, Mr. O’Connor’s employment agreement, dated October 16, 2020, as amended, and retention agreement, dated October 16, 2020, terminated, except the one-year post-employment non-solicitation and non-compete provisions in the employment agreement will continue to apply. In consideration for Mr. O’Connor signing the Agreement and a supplemental release agreement with a general release, the Company paid Mr. O’Connor $8,291,683, less legally required withholdings. Mr. O’Connor’s non-vested equity awards were forfeited as of the Separation Date. In addition, Mr. O’Connor is entitled to a reimbursement for legal fees and expenses incurred with respect to his separation from the Company in an amount not to exceed $135,000.
CEO PAY RATIO
Pursuant to Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of our CEO.
For 2023, annual total compensation of our median employee other than our CEO was $86,033 and the annual total compensation for our CEO as reported in the 2023 Summary Compensation Table was $4,522,226. Based on this information, for 2023 we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 53 to 1.
We identified our median employee using our entire workforce, as of December 31, 2023, including all full-time and part-time employees of the Bank. We used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2023. We annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2023, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees. The median employee identified for 2023 is the same median employee we identified in 2022.
We determined the annual total compensation for our median employee by calculating total compensation for such employee in accordance with the requirements of Item 402 (c)(2)(x) of Regulation S-K.
With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table, which is included in this Proxy Statement.
The SEC’s rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.
52

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Human Resources Committee did not utilize Compensation Actually Paid as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please refer to our “Compensation Discussion and Analysis,” above.
Year	Summary Compensation Table Total for Kevin O’Connor[1] ($)	Summary Compensation Table Total for Stuart Lubow[1] ($)	Compensation Actually Paid to Kevin O’Connor[1,2,3] ($)	Compensation Actually Paid to Stuart Lubow[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed 100 Investment based on:[4]
							TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted ROATCE[5]
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	10,135,803	4,522,226	7,246,970	4,226,580	985,259	887,314	92.97	107.99	96.1	11%
2022	4,255,662	N/A	3,567,836	N/A	1,656,101	1,490,284	105.06	107.95	152.6	17%
2021	9,674,312	N/A	10,555,214	N/A	2,954,276	3,376,950	112.73	119.79	104.0	11%
2020	3,836,271	N/A	1,494,883	N/A	1,196,678	677,120	75.51	89.23	42.3	7%
(1) Kevin O'Connor was our PEO for 2020 through August 31, 2023. Stuart Lubow is our PEO starting August 31, 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2020	2021	2022	2023
Howard H. Nolan	Stuart H. Lubow*	Stuart H. Lubow	Avinash Reddy
Kevin L. Santacroce	Avinash Reddy*	Avinash Reddy	Conrad J. Gunther
James J. Manseau	Conrad J. Gunther*	Conrad J. Gunther	Patricia M. Schaubeck
John M. McCaffery	Patricia M. Schaubeck*	Patricia M. Schaubeck	Michael Fegan
Howard H. Nolan
John M. McCaffery
* Messrs. Lubow, Reddy, Gunther and Ms. Schaubeck became NEOs for the first time in 2021 and, pursuant to SEC rules, their compensation in this Pay Versus Performance disclosure reflects amounts calculated from February 1, 2021, which was the date of the Merger and the first day of their employment with the Company.
(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year and any prior year service cost of pension benefits (if a plan amendment or initiation occurred during the year).

53

Year	Summary Compensation Table Total for Kevin O'Connor	Exclusion of Change in Pension Value for Kevin O'Connor	Exclusion of Stock Awards and Option Awards for Kevin O'Connor	Inclusion of Pension Service Cost for Kevin O'Connor	Inclusion of Equity Values for Kevin O'Connor	Compensation Actually Paid to Kevin O'Connor
	($)	($)	($)	($)	($)	($)
2023	10,135,803	-374,957	-539,841	48,573	-2,022,608	7,246,970
2022	4,255,662	-568,791	-584,959	48,098	417,826	3,567,836
2021	9,674,312	-246,142	-2,572,445	59,569	3,639,920	10,555,214
2020	3,836,271	-1,839,053	-535,920	56,625	-23,040	1,494,883
Year	Summary Compensation Table Total for Stuart Lubow	Exclusion of Change in Pension Value for Stuart Lubow	Exclusion of Stock Awards and Option Awards for Stuart Lubow	Inclusion of Pension Service Cost for Stuart Lubow	Inclusion of Equity Values for Stuart Lubow	Compensation Actually Paid to Stuart Lubow
	($)	($)	($)	($)	($)	($)
2023	4,522,226	-399,592	-1,868,314	—	1,972,260	4,226,580
Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Change in Pension Value for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non- PEO NEOs	Average Inclusion of Pension Service Cost for Non- PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)	($)	($)
2023	985,259	-12,077	-216,589	—	130,720	887,314
2022	1,656,101	-112,160	-228,767	—	175,110	1,490,284
2021	2,954,276	-33,159	-408,322	4,372	859,783	3,376,950
2020	1,196,678	-361,144	-179,375	55,328	-34,367	677,120
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Kevin O'Connor	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Kevin O'Connor	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Kevin O'Connor	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Kevin O'Connor	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Kevin O'Connor	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Kevin O'Connor	Total - Inclusion of Equity Values for Kevin O'Connor
	($)	($)	($)	($)	($)	($)	($)
2023	0	0	0	-34,152	-1,988,456	0	-2,022,608
2022	642,454	-209,666	—	-14,962	—	—	417,826
2021	3,437,414	—	—	202,506	—	—	3,639,920
2020	251,217	-20,438	—	-253,819	—	—	-23,040
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Stuart Lubow	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Stuart Lubow	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Stuart Lubow	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Stuart Lubow	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Stuart Lubow	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Stuart Lubow	Total - Inclusion of Equity Values for Stuart Lubow
	($)	($)	($)	($)	($)	($)	($)
2023	2,280,325	-270,024	—	-38,040	—	—	1,972,260
54

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
	($)	($)	($)	($)	($)	($)	($)
2023	248,281	-102,915	—	-14,646	—	—	130,720
2022	251,263	-68,014	—	-8,139	—	—	175,110
2021	779,427	—	55,978	24,378	—	—	859,783
2020	82,664	-8,925	—	-108,106	—	—	-34,367
(4) The Peer Group TSR set forth in this table utilizes the S&P SmallCap 600 Banks Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P SmallCap 600 Banks Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5) We determined Adjusted Return on Average Tangible Common Equity (“Adjusted ROATCE”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. Return on average tangible common equity (ROATCE) is a non-GAAP measure that is computed by dividing net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity, and Adjusted ROATCE is a non-GAAP measure that further excludes from ROATCE one-time items such as Merger-related expenses, severance expenses, gains from sales of securities and other assets, branch closure expenses, expenses related to termination of borrowings, and other one-time items. This performance measure may not have been the most important financial performance measure for years 2022, 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Please refer to the Compensation Discussion & Analysis for additional information about our compensation program in 2023.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the four most recently completed fiscal years.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted ROATCE
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted ROATCE during the four most recently completed fiscal years.

Description of Relationship Between TSR and Peer Group TSR
The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the S&P SmallCap 600 Banks Index over the same period (assumes reinvestment of dividends).

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Tabular List of Most Important Financial Performance Measures
The following tables presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.
Net Income
Adjusted Return on Tangible Common Equity
Adjusted Non-Interest Expense/Average Assets
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DELINQUENT SECTION 16(a) REPORTS
Our Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of the Company and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based solely on our review of such ownership reports and representations made by the directors and executive officers, two Form 4 reports for a director, relating to two transactions for the disposition of shares by gifts, were inadvertently filed late.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Sarbanes-Oxley Act of 2002 allows for loans made by the Bank, as an FDIC insured institution, to our executive officers and directors in compliance with federal banking regulations. Federal banking regulations allow for loans made to executive officers or directors under a benefit program maintained by the Bank that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee. The Bank maintains a program that provides employees and directors with at least six months of service with a credit of 1.00% to be applied towards costs or a reduction in the loan’s interest rate. Except for the interest rate discount or credit applied towards costs, loans to our directors and executive officers (and their immediate family members and companies in which they are principal owners), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.
During the year ended December 31, 2023, the Bank had three residential mortgage loans to three directors, two residential mortgage loans to two executive officers, and one commercial real estate loan to an entity controlled by one of our directors. The residential mortgage loans were made with the interest rate discount under the program available to all employees described in the immediately preceding paragraph. All six loans were made in the ordinary course of business, on substantially the same terms, including the interest rate (other than the discounted interest rate under the employee discount rate program described above) and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.
The Board (excluding any director involved in the transaction) reviews and approves all transactions between the Company or the Bank and any director or executive officer that would require proxy statement disclosure pursuant to Item 404(a). In 2023, W.F. McCoy Petroleum Products, an entity controlled by Director McCoy, supplied heating oil and burner service to the Bank’s branch located in Bridgehampton, New York, for which the Bank paid $49,000. The Board considered this transaction in determining that Director McCoy is an independent director.

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PROPOSAL 2. — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Crowe LLP (“Crowe”) was the independent registered public accounting firm of the Company for the year ended December 31, 2023, and has been selected to serve as the Company’s independent registered public accounting firm for the year ending 2024. Representatives of Crowe are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.
Shareholder ratification of the selection of Crowe is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.
Fees Paid to Crowe
The following table presents fees for professional audit services rendered by Crowe for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2023 and 2022.
Type of Fees	2023	2022
Audit Fees(1)	$912,000	$907,500
Audit Related Fees(2)	$0	$87,000
Tax Fees(3)	$0	$0
All Other Fees(4)	$23,000	$45,000
Total Fees	$935,000	$1,039,500
(1) Audit fees for 2023 and 2022 consist of professional services rendered for the annual audit of our financial statements and audit of internal controls over financial reporting, along with the review of financial statements included in our quarterly reports.
(2) Audit related fees in the case of 2022 consist of audit-related fees for employee benefit plan audits and Uniform Single Audit Program for Mortgage Bankers (“USAP”) procedures.
(3) Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, or obtain government approval for amounts to be included in tax filings and consisted of:
• Federal, state and local income tax return assistance
• Sales and use, property and other tax return assistance
• Research & Development tax credit documentation and analysis for purposes of filing amended returns
• Requests for technical advice from taxing authorities
(4) All other fees consist of services for consent procedures related to regulatory filings or other services which may include SEC matters.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe are pre-approved by the Audit Committee. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.
In order to ratify the selection of Crowe as the Company’s independent registered public accounting firm for the 2024, fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING 2024.
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PROPOSAL 3. — NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board believes that the Company’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of shareholders.
In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote in a non-binding, advisory manner to approve the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth the disclosure companies must include in their proxy statement as to executive compensation. At the 2023 Annual Meeting of Shareholders, the Board of Directors recommended, and the shareholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors determined the Company would hold an annual advisory vote to approve executive compensation.
This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to vote on our executive pay program. The Board of Directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
PROPOSAL 4. — APPROVAL OF THE AMENDMENT TO THE DIME COMMUNITY BANCSHARES, INC. 2021 EQUITY INCENTIVE PLAN
At the Annual Meeting, shareholders are also being asked to approve an amendment (the “Amendment”) to the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) to increase the number of shares subject to the 2021 Equity Incentive Plan by 1,185,000 additional shares to ensure that we can continue to provide equity grants across our organization to officers, employees and directors once the current share reserve is exhausted under the 2021 Equity Incentive Plan. The Board of Directors has approved the Amendment, subject to shareholder approval, in order to provide the Company with sufficient equity compensation to meet the objectives of appropriately incentivizing our officers, employees and directors in order to execute on our strategic plan to build shareholder value, while providing appropriate shareholder protections.
Description of Amendment
The sole aspect of the 2021 Equity Incentive Plan to be amended by the Amendment is to increase the number of shares reserved for issuance under the 2021 Equity Incentive Plan by 1,185,000 shares. The Amendment is attached as Appendix A to this proxy statement. No other provisions of the 2021 Equity Incentive Plan are modified, amended, revised or otherwise changed by this proposed Amendment. If the proposal is not approved by our stockholders, the 2021 Equity Incentive Plan will continue in effect under the current share limits and without regard to the proposed Amendment.
The Company believes that equity awards constitute an important component in a balanced, comprehensive compensation program. Many of the companies with which we compete with for officers, employees and directors offer equity compensation as part of their overall compensation programs. By approving the Amendment, our shareholders will provide us the flexibility we need to continue to attract, motivate and retain highly-qualified officers, employees and directors by offering a competitive compensation program with a component linked to the performance of our Common Stock and, therefore, aligned with the interests of our shareholders.

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The following summarizes the key features of the 2021 Equity Incentive Plan, as amended by the Amendment, which is qualified in its entirety by reference to the provisions of the 2021 Equity Incentive Plan, which was approved by shareholders at the Company’s 2021 Annual Meeting and is available by accessing the Company’s Investor Relations website https://investors.dime.com/sec-filings/sec-filing/def-14a/0000846617-21-000020. Unless indicated otherwise, capitalized terms are defined in the 2021 Equity Incentive Plan.
Key Attribute	Feature	Discussion
Equity Award Types	Stock Options, Restricted Stock and Restricted Stock Units.	The Plan provides the Company with equity award types predominately used in the marketplace to provide flexibility in meeting its compensation objectives.
Award Vesting Criteria: Performance Awards Service-Based Awards
The vesting of Awards may be subject to the achievement of performance measures as determined by the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) or subject to time-based vesting over a period of continuous service (i.e., service-based).

Based on the Compensation Committee’s evaluation of current market practices and past Company practices, it expects a portion of equity award grants under the 2021 Equity Incentive Plan will be subject to performance-based vesting. The Compensation Committee intends to continue to use a third-party independent compensation consultant in determining the vesting criteria of equity award grants.

Vesting Period
The Compensation Committee will determine the vesting schedule or performance criteria for each Award. At least 95% of the Awards under the Plan will vest no earlier than one year after the grant date.
While the Compensation Committee may set the vesting schedule or conditions, the Committee views equity awards as a longer-term compensation element.
Prohibition Against Stock Option Repricing
Neither the Compensation Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a Stock Option previously granted under the Plan, except in the event of certain corporate transactions set forth in the 2021 Equity Incentive Plan (including stock splits, and stock dividends) or adjustments approved by the Company’s shareholders.
The Compensation Committee believes that repricing Stock Options is contrary to the objectives of Stock Options and would not be in alignment with the interest of shareholders.
Acceleration of Vesting - Termination of Service due to Death and Disability	Unless otherwise specified by the Compensation Committee, Awards vest upon a participant’s termination of service due to death or Disability and Stock Options remain exercisable for one year.	The Compensation Committee believes that recognizing participant contributions and vesting Awards upon death and Disability is appropriately aligned with the interests of shareholders.
Acceleration of Vesting - Termination of Service for Cause or resignation for any reason (except death, Disability or following a Change in Control)
Unless otherwise specified by the Compensation Committee, no Awards will vest upon a participant’s termination for cause or a voluntary resignation for any reason (except death or disability).
Generally, all vested Stock Options remain exercisable for three months from the date of termination of service due to a resignation for any reason (except death or disability, in which case they will remain exercisable for one year).
Upon a termination for cause, all unvested Awards, including unexercised Stock Options, will be forfeited.

The Compensation Committee believes that acceleration of vesting following a termination of service for reasons other than death, disability, or in certain instances following a Change in Control is not appropriately aligned with the objectives of the 2021 Equity Incentive Plan or the interests of shareholders.

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Key Attribute	Feature	Discussion
Acceleration of Vesting - Committee Discretion
Vesting of Awards may be accelerated by the Compensation Committee, at its discretion, except that the Compensation Committee may not accelerate the vesting of any Award within the first year following the date of grant.

The Compensation Committee determined that discretion to accelerate awards is important to allow the Company to respond to employment-related matters or other unforeseen circumstances that could warrant consideration of acceleration.

Acceleration of Vesting - Termination of Service without Cause or Resignation for Good Reason following a Change in Control (i.e., an Involuntary Termination of Service)
Unless otherwise specified by the Compensation Committee:
All unvested service-based Awards will vest upon an Involuntary Termination of Service following a Change in Control. Stock Options will remain exercisable for one year following an Involuntary Termination of Service following a Change in Control.
All Performance Awards will vest upon an Involuntary Termination of Service following a Change in Control based on actual performance and if actual performance cannot be determined, at the target level.

The Compensation Committee determined that a “double trigger” vesting acceleration in connection with a Change in Control is appropriate in providing the Company with a meaningful retention tool as an independent company, and any future acquirer with the ability to appropriately manage human resources during any merger integration.

Share Limitations, Freezing of equity grants under the Plans
If the Amendment is approved, the maximum number of shares of stock that may be delivered to participants under the Plan will be increased from 1,200,000 to 2,385,000 shares.
As of April 5, 2024 (the latest practicable date before the printing of this Proxy Statement) the closing price of the Company’s Common Stock, as reported on The Nasdaq Stock Market, was $18.38.

The Compensation Committee evaluated a number of factors in determining the appropriate plan size, including past grant practices, the grant practices of peer community banks, the shareholder value transfer to participants, and publications of proxy advisors.

Limitation of Grants to Non-Employee Directors
The sum of the grant date fair value of equity awards granted under the 2021 Equity Incentive Plan, including Stock Options, Restricted Stock and Restricted Stock Units, plus any cash-based compensation paid to a non-employee director may not exceed $400,000 for any calendar year.

The Compensation Committee expects that it will continue to use the services of an independent compensation consultant to assist it in making equity award grants, but believes it is important to provide calendar year plan limitations of grant date fair value to participants.

Recycling of Equity Awards	Only forfeited and expired Awards are available for reissuance under the Plan.	The Compensation Committee believes that conservative recycling of equity awards is an important provision in the 2021 Equity Incentive Plan and properly aligns with the interests of shareholders.
Automatic Exercise of Stock Options
At the Compensation Committee’s discretion, Stock Options that are exercisable but unexercised as of the day immediately before their expiration date may be automatically exercised on behalf of a participant, in accordance with procedures established by the Compensation Committee.
The Compensation Committee believes that providing for an automatic exercise is in the best interest of the Company and participants and provides for an efficient mechanism to exercise Stock Options.
Clawback of Equity Awards
The 2021 Equity Incentive Plan provides for a number of forfeiture events including termination for cause, violation of material policies of the Company, automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 related to accounting restatements, and any clawback policy of the Company.
The Compensation Committee believes it is necessary to maintain strong clawback provisions for equity awards.

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Key Attribute	Feature	Discussion
Holding Period Required
Participants must agree to hold a vested Award or Common Stock received upon exercise of a Stock option until the later of (i) 12 months or (ii) the date the individual meets the minimum ownership requirements (if any) applicable to that individual, except in the event of death, Disability, Involuntary Termination following a Change in Control, or, in general, if shares of Stock are withheld to satisfy tax withholding.
The Compensation Committee believes that a required holding period is appropriately aligned with the interests of shareholders.
Equity Compensation Plan Information
As of December 31, 2023, the Company had the following equity awards outstanding:
Plan Category	Number of securities to be issued upon exercise of outstanding options and awards	Weighted Average exercise price with respect to outstanding stock options(1)	Number of securities remaining available for issuance under the equity compensation plans
2012 Equity Incentive Plan	16,934	35.70	—
2019 Equity Incentive Plan	10,061	34.87	—
2021 Equity Incentive Plan	—	—	638,799
Employee Stock Purchase Plan	—	—	941,669
Equity compensation plans not approved by security holders	—	—	—
Total	26,995	$ 35.39	1,580,468
(1) The weighted average exercise price includes the weighted average exercise price of stock options only. Restricted stock and performance shares do not have an exercise price.
Federal Income Tax Considerations
The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2021 Equity Incentive Plan.
Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). The Company will not be entitled to a tax deduction upon the exercise of an incentive stock option.
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding
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deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value. Participants will be able to exercise voting rights with respect to unvested restricted stock awards.
Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.
Dividend Equivalent Rights. The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.
Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.
Change in Control. Any acceleration of the vesting or payment of awards under the 2021 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Dime Community Bancshares, Inc.
Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2021 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2021 Equity Incentive Plan.
Accounting Treatment
Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards and restricted stock units).
Awards to be Granted
The Board of Directors adopted the 2021 Equity Incentive Plan, and the Compensation Committee intends to meet after shareholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards. As of April 1, 2024. there were eleven non-employee directors and approximately 886 employees eligible to receive awards under the 2021 Equity Incentive Plan.
Required Vote and Recommendation of the Board
In order to approve the Amendment to the 2021 Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE DIME COMMUNITY BANCSHARES, INC. 2021 EQUITY INCENTIVE PLAN

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SHAREHOLDER PROPOSALS UNDER SEC RULES
Under SEC Rule 14a-8, in order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, no later than December 12, 2024. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
Additionally, under SEC Rule 14a-19, a stockholder intending to engage in a director election contest at next year’s Annual Meeting of Shareholders must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information by March 24, 2025.
ADVANCE NOTICE OF BUSINESS OR NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING
The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly nominate persons for election to the Board of Directors or bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Also, a shareholder recommending a director candidate should include additional information, including, but not limited to, a reasonably detailed description of any agreement or relationship between the candidate and the shareholder, an executed agreement in which the shareholder agrees to comply with all applicable law, and a completed Company questionnaire with respect to the background and qualifications of the proposed candidate. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under SEC Rule 14a-8 any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received, or to include in a universal proxy card the names of shareholder nominees for which the shareholder did not provide proper notice under SEC Rule 14a-19. In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Shareholders must be given to the Company by January 11, 2025.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.
HOUSEHOLDING
If you receive proxy materials by mail, unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more shareholders reside if we believe the shareholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce the cost and environmental impact of providing these materials. If you would like to receive your own set of proxy materials, please follow these instructions:
• If your shares are registered in your own name, contact our transfer agent, Computershare, and inform them of your request to revoke householding by calling 1-800-368-5948, or by writing them at Computershare, PO Box 505000 Louisville, KY 40233, Attention: Householding Department.
• If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.
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ANNUAL REPORT
A copy of the Annual Report to shareholders for the period ended December 31, 2023, including the consolidated financial statements prepared in conformity with U.S. GAAP for the year ended December 31, 2023, accompanies this Proxy Statement. The consolidated financial statements for the year ended December 31, 2023 have been audited by Crowe LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, or by calling (631) 537-1000, or by accessing the Company’s Investor Relations website https://investors.dime.com/investorrelations.
By Order of the Board of Directors
Patricia M. Schaubeck
Corporate Secretary
Hauppauge, New York
April 10, 2024
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLASE VOTE BY INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE.

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Appendix A
AMENDMENT TWO TO DIME COMMUNITY BANCSHARES, INC. 2021 EQUITY INCENTIVE PLAN
This Amendment Two (the “Amendment Two”) to the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan, as amended on February 28, 2023 (the “Plan”), is made effective as of May 23, 2024 (the “Amendment Effective Date”), subject to approval by the stockholders of Dime Community Bancshares, Inc. (the “Company”).
WHEREAS, Section 6.1 of the Plan provides that the Company’s board of directors (the “Board of Directors”) may amend the Plan in certain respects, including, with stockholder approval, to materially increase the aggregate number of securities that may be issued under the Plan; and
WHEREAS, the Board of Directors now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company stockholders at the Company’s 2024 annual meeting, to increase the total number of shares available for grant under the Plan by 1,185,000 shares.
NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s stockholders, as set forth below:
Section 1. Additional Shares. Section 3.2(a) of the Plan is hereby amended by adding the following language to the end thereof:
“Subject to shareholder approval and effective upon such approval, an additional 1,185,000 shares of Stock shall be authorized for Awards to be granted to Participants and their beneficiaries under the Plan subject to adjustment as provided herein.”
Section 2. Effectiveness. This Amendment Two shall be null and void and of no effect if stockholders do not approve the amendment by a majority of the votes cast at the Company’s 2024 Annual Meeting.
Section 3. Capitalized Terms. Capitalized terms which are not defined herein shall have the same meaning as set forth in the Plan.
Section 4. Governing Law. This Amendment Two and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.
Section 5. Counterparts. This Amendment Two may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the Board of Directors has adopted this Amendment Two on the date set forth below.
DIME COMMUNITY BANCSHARES, INC.
By: Its:
Date

A-1

Appendix B
Reconciliation of GAAP to Non-GAAP Measures
Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2020, 2021, 2022 and 2023.
Reconciliation of Adjusted ROATCE
	Twelve Months Ended
	December 31, 2020	December 31, 2021	December 31, 2022	December 31, 2023
Return on Average Tangible Common Equity as reported (non-GAAP)	7.14%	11.09%	16.49%	9.59%
Reported net income available to common stockholders	$37,535	$96,710	$145,270	$88,808
Adjustments to net income(1)
Provision for credit losses - Non-PCD loans (double-count)	—	20,278	—	—
Gain on sale of PPP loans	—	(20,697)	—	—
Net loss on equity securities	—	—	—	758
Net (gain) loss on sale of securities and other assets	(4,592)	(1,685)	(1,397)	1,469
Loss on termination of derivatives	6,596	16,505	—	—
Severance	4,000	1,875	2,198	9,093
FDIC special assessment	—	—	—	999
Loss on extinguishment of debt	1,104	1,751	740	—
Curtailment loss	(1,651)	1,543	—	—
Merger expenses and transaction costs(2)	15,256	44,824	—	—
Branch restructuring	—	5,059	—	—
Income tax effect of adjustments and other tax adjustments	(5,537)	(19,421)	145	(1,193)
Amortization of Intangible assets, net of tax	—	—	—	—
Adjusted net income available to common stockholders (non-GAAP)	$52,711	$146,742	$146,956	$99,934
Average Tangible Common Equity	$525,817	$888,128	$889,026	$936,840
Reconciliation of Adjusted Non-Interest Expense/Average Assets
For the Twelve Months Ended December 31, 2023
Reported Non-Interest Expense/Average Assets	1.56%
Severance as disclosed in our most recent earnings release	-0.06%
Amortization of other intangible assets and other adjustments(1)	-0.04%
FDIC special assessment	-0.01%
Adjusted Non-Interest Expense/Average Assets	1.45%
(1) Includes amortization of intangible assets, and expenses related to deposit-gathering teams that were hired in 2023.

B-1

DIME COMMUNITY BANCSHARES, INC.
898 VETERANS MEMORIAL HIGHWAY
HAUPPAUGE, NEW YORK 11788
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DCOM2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will be held on May 23, 2024 at 10:00 A.M. Eastern Time.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33623-P04841

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2, 3, and 4 are proposed by Dime Community Bancshares, Inc. (the "Company"). The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2, 3, and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following twelve nominees for Directors for terms to expire at the 2025 Annual Meeting of Shareholders:

NOMINEES:

01)	Kenneth J. Mahon	07)	Stuart H. Lubow
02)	Paul M. Aguggia	08)	Albert E. McCoy, Jr.
03)	Rosemarie Chen	09)	Raymond A. Nielsen
04)	Michael P. Devine	10)	Joseph J. Perry
05)	Judith H. Germano	11)	Kevin Stein
06)	Matthew A. Lindenbaum	12)	Dennis A. Suskind

The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 10, 2024, for the Annual Meeting.

Please note the Annual Meeting is being held as a virtual meeting.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V33624-P04841

DIME COMMUNITY BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on May 23, 2024.

The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints Patricia M. Schaubeck and Alexandra Weeks to represent and to vote as proxies, as designated on the reverse side, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on March 28, 2024, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 A.M., Eastern Time, on May 23, 2024, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, both dated April 10, 2024, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this proxy will be voted FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3, and 4. If this proxy is executed in such a way as not to withhold authority to vote for the election of any nominee, this proxy shall be deemed to grant such authority.**

(Continued and to be signed on reverse side)